Exhibit (c)(iv)

STRICTLY CONFIDENTIAL Pinto Illustrative Financial Analysis Selected Precedent Transactions Analysis – Transaction Metrics 1 Upfront TEV Contingent Value Total Value NTM Rev Consideration Premia Upfront / Announced Target Acquiror Indication ($mm) ($mm) ($mm) ($mm) Cash Equity 1 day 1 month NTM Rev. 02/15/2023 Emergent (Traveler's Vaccines) Bavarian Nordic Typhoid, Cholera $270 $110 $380 $49 100% - NA NA 5.5x Prd. 07/11/2022 La Jolla Innoviva Septic Shock 149 - 149 56 100% - 84% 76% 2.7x Pub. Prd. 02/14/2022 BDSI Collegium Chronic Pain 552 - 552 194 100% - 54% 66% 2.8x Pub. 10/11/2021 Flexion Pacira OA Knee Pain 587 422 1,009 151 100% - 47% 38% 3.9x Pub. 10/11/2021 Adamas Supernus Parkinson's Dyskinesia 457 49 506 112 100% - 76% 72% 4.1x Pub. Pub. Pvt. Pvt. The Medicines Company 11/29/2017 Melinta cUTI, ABSSSI 270 - 270 80 80% 20% NA NA 3.4x Prd. (AI Business) Mean $407 $78 $485 $128 61% 58% 3.4x Median $363 $25 $443 $111 54% 66% 3.2x Pinto at Offer Price (Received 5/22/2023) 2 3 3 Long-Range Plan: $2.15 / share + 0.85 / share CVR $349 $52 $401 $170 100% - 13% 8% 2.0x Pub. And Pvt. denote deals involving a public / private target, respectively. Prd. denotes deals involving the acquisition of a product / product portfolio Source: Company filings, Press releases, Wall Street Research, Capital IQ, Pinto May 2023 LRP (received on 6/2/2023) 1. Represent unaffected premia based on upfront consideration; 1-month premia are based on the target’s VWAP over 30 trading days prior to the transaction announcement [ 43 ] 2. Does not include BARDA procurement revenue in NTM period; revenue consists of product revenue, government contract service & grant revenue, and collaboration & royalty revenue. NTM revenues determined as of 3/31/2023 3. Based on Pinto closing price of $1.91 as of 5/22/2023 and Pinto 30D VWAP of ~$1.98 as of 5/22/2023 per Bloomberg

Exhibit (c)(iv)

STRICTLY CONFIDENTIAL

Project Pinto

MOELIS & COMPANY

Board Discussion Materials

June 6, 2023

Table of Contents

MOELIS & COMPANY

Disclaimer

This presentation has been prepared by Moelis & Company LLC ("Moelis") for exclusive use of the Board of Directors of Pinto (the "Company") in considering the transaction described herein based on information provided by the Company and publicly available information. Moelis has not assumed any responsibility for independently verifying the information herein, Moelis makes no representation or warranty as to the accuracy, completeness or reasonableness of the information herein and Moelis disclaims any liability with respect to the information herein. In this presentation, Moelis, at the Company's direction, has used certain projections, forecasts or other forward-looking statements with respect to the Company and/or other parties involved in the transaction which were provided to Moelis by the Company and/or such other parties and which Moelis has assumed, at the Company's direction, were prepared based on the best available estimates and judgments of the management of the Company and/or such other parties as to the future performance of the Company and/or such other parties. This presentation speaks only as of its date and Moelis assumes no obligation to update it or to advise any person that its conclusions or advice has changed.

This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient's own judgment. This presentation is not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. It is not a commitment to underwrite any security, to loan any funds or to make any investment. Moelis does not offer tax, accounting or legal advice.

Moelis provides mergers and acquisitions, restructuring and other advisory services to clients and its affiliates manage private investment partnerships. Its personnel may make statements or provide advice that is contrary to information contained in this material. Our proprietary interests may conflict with your interests. Moelis may from time to time have positions in or effect transactions in securities described in this presentation. Moelis may have advised, may seek to advise and may in the future advise or invest in companies mentioned in this presentation.

This presentation is confidential and may not be disclosed to any other person or relied upon without the prior written consent of Moelis.

I. Situation Overview

Situation Overview

Situation Summary

- **Since late 2021, Pinto management and its advisors have engaged with a broad set of counterparties to explore a potential transaction**
  - Over the course of those ~20 months, five parties have conducted meaningful due diligence on Pinto - Gallop / Neptune, [redacted] *(additional detail on subsequent pages)*
- **Between February through May 2023, Pinto has negotiated with Gallop / Neptune at the direction of the Transaction Committee, and on May 23, Pinto received a "best and final" offer from Gallop / Neptune of $2.15 / share upfront and $0.85 / share in a CVR payable if Nuzyra net sales during any calendar year exceed $320mm by YE 2026**
  - The upfront payment represents a 12% premium to Pinto's closing share price of $1.92 on 6/2/2023, a 20% premium to Pinto's 30-day VWAP of $1.79 as of 6/2/2023, and a 57% premium to Pinto's unaffected share price of $1.37 on 3/20/2023
  - Gallop verbally communicated its intention of signing and announcing the potential transaction by June 5 and has substantially completed diligence
- **Between May 2022 through May 2023, Pinto engaged in discussions with [redacted] regarding a potential all-stock combination, and on May 25, Pinto received an offer from [redacted] of $2.75 / share in upfront [redacted] stock that was subject to due diligence and management accepting a ~50% reduction to the RPI, and, on May 30, amended its proposal to $2.50 / share without a reduction to the RPI**
  - [redacted] May 30 proposal followed additional discussions with Jeff Stein, during which Mr. Stein communicated (1) management's unwillingness to accept their proposed reduction to the RPI and (2) a counterproposal on the consideration of $2.75 / share upfront with a $0.25 / share CVR
  - In response to [redacted] May 30 proposal, Mr. Stein communicated a counterproposal of $2.75 / share and the need to be in a position to sign an agreement by June 9th
  - [redacted] declined to participate in the process further on that timeline
- **Moelis has prepared a preliminary financial analysis of the Company based on Pinto management's standalone long-range plan**
  - Moelis last reviewed preliminary financial analysis with Pinto's Transaction Committee on May 26, 2023 following receipt of Gallop / Neptune's final offer and an all-stock proposal from [redacted]
  - Pinto management's standalone long-range plan has been refined by Pinto's management based on Nuzyra commercial performance YTD and additional planned operational cuts to realize potential efficiencies
- **Throughout 2023, several key events have occurred that have influenced Pinto's share price, operating strategy, and potential counterparty interest**
  - <u>FY 2022 Results</u>: Pinto reported FY'22 results and provided "soft" 2023 revenue guidance for Nuzyra well below Street consensus
  - <u>EY Substantial Doubt</u>: EY delivered notice reflecting substantial doubt regarding the Company's ability to continue as a going concern for a period of one year from the issuance of Pinto's 2022 10-K financial statements; in conjunction with reporting FY'22 results, Pinto shares traded down ~23% to $1.48 / share
  - <u>M&A Speculation</u>: On March 21, 2023 a British financial blog (Betaville) published an article claiming that a private equity firm was in late stage discussions to acquire the company; Pinto shares traded up ~36% to $1.86 / share. Betaville subsequently affirmed these rumors on June 1, 2023 and named Gallop as a potential counterparty; Pinto's shares traded up ~22% to $1.86 / share
  - <u>NexPoint Capital</u>: On March 30, 2023, NexPoint Capital, Highland Capital Management and other funds managed by James Dondero substantially increased their aggregate stake in Pinto to ~13% and filed a Schedule 13D, reporting their stake and stating that they had requested a seat on the Board, and suggesting that the Company pursue strategic alternatives. During this period in which NC increased its stake, Pinto experienced a meaningful increase in trading volume and price volatility. An NDA with a standstill provision was executed with NC on April 3, 2023 and subsequently expired on May 31, 2023. Pinto and NC negotiated an extension to the standstill through 9:00 AM on June 12, 2023
  - <u>Operational Efficiencies</u>: In conjunction with Q1'23 earnings release, Pinto announced plans to extend cash runway, in part, through the realization of operational efficiencies

Situation Overview

Situation Summary *(Cont'd)*

Gallop / Neptune

- Following discussions with Gallop and Neptune throughout December 2022 and January 2023, Pinto received a non-binding, all-cash offer from Gallop to acquire Pinto for $2.55 / share in cash on February 10, 2023
- At the direction of the Transaction Committee, Pinto delivered a counterproposal to Gallop on February 15th and, following a period of discussions, verbally agreed (as authorized by the Transaction Committee) on February 24th to provide Gallop with diligence on the basis of an all-cash offer of $3.00 / share upfront (the "February 24 Offer") with the goal of announcing a transaction by April 10th
  - The February 24 Offer represented a 72% premium to Pinto's closing price of $1.72 as of 2/24/2023 and a ~44% to Pinto's 30-day VWAP of $1.69
- On February 27th, Gallop and its advisors were provided access to Pinto's virtual data room to conduct further diligence and were provided access to management to conduct key diligence calls
- On April 14th, Gallop met with Pinto management and communicated that they had completed material due diligence, but they required an additional equity partner to underwrite the transaction
  - In the subsequent weeks, Gallop met with four additional co-investors to syndicate the potential acquisition; ultimately none of the four investors would participate
- On May 19th, Gallop communicated continued interest in a potential transaction, alongside Neptune, and provided a revised, all-cash offer of $2.10 / share and $0.90 / share in a CVR payable upon achievement of $350mm of commercial Nuzrya net sales in any calendar year through 12/31/2026
  - On May 21st, Jeff Stein, at the direction of the Transaction Committee, provided a verbal counter of $2.50 / share and up to $0.50 / share in CVRs based on achievement of $240mm in annual net Nuzyra sales by year-end 2025 and $320mm in commercial net Nuzyra sales by year-end 2026, each at $0.25 / share
- On May 22nd, Gallop provided a "best and final", all-cash offer of $2.15 / share and $0.85 / share in a CVR upon achieving $320mm in commercial net Nuzyra U.S. sales in any calendar year through 12/31/2026; this proposal was provided in writing on May 23rd
- From May 23rd through today, Gallop and Pinto exchanged drafts of the merger and CVR agreements and continue to work toward announcing the transaction during the week of June 5

Situation Overview
Situation Summary *(Cont'd)*

[redacted]

- In December 2022, [redacted] re-approached Pinto with continued interest in a potential transaction and provided an all-stock offer of $2.75 / share and up to $1.00 / share in CVRs
  - At the direction of the Transaction Committee, Moelis provided feedback to [redacted] that Pinto remained open to a potential transaction but needed to increase its value
  - On January 13, 2023, Moelis advised Pinto and the Transaction Committee to continue discussions with [redacted] given lack of other offers at the time, albeit ongoing dialogue with [redacted] and Gallop, and that the CVR needed to be constructed to be achievable
- On January 16, 2023, the Transaction Committee instructed Moelis to provide [redacted] advisors with the Transaction Committee's response letter dated January 16th, indicating that the Committee believed further discussions between the two companies were inadvisable until [redacted] meaningfully improved its offer
  - [redacted] subsequently responded that it would not rebid until Pinto provided a specific counterproposal
  - In February, Moelis notified [redacted] advisors of Pinto's receipt of an unsolicited non-binding proposal to acquire Pinto in cash; [redacted] responded that it would not be able to engage at the time due to conflicting priorities and unwillingness to compete with a cash offer
- In late March, [redacted] financial advisor [redacted] notified Moelis that [redacted] competing deal had not materialized and that [redacted] was potentially interested in re-engaging
  - On April 20, 2023, [redacted] communicated that [redacted] had been conducting additional outside-in diligence on Pinto and was considering putting forth a revised proposal
- On May 10, 2023, Pinto management and [redacted] held a diligence call to address key questions from [redacted] (principally related to IP)
  - Following this call, on behalf of Pinto, Moelis shared management's high level views on near-term Nuzyra commercial trajectory with [redacted] in response to a request from [redacted]
  - On May 3, 2023, [redacted]'s CEO and Jeff Stein were scheduled to discuss Pinto management's proposal on the RPI; however, [redacted]'s CEO ultimately declined to meet, expressing potential concerns about Pinto's cash runway
  - [redacted] continues to express potential concerns around the RPI incentive plan and Pinto's cash runway and thus ability to complete a transaction; Pinto management offered to make certain concessions to the RPI incentive plan (i.e., payment in equity), which were communicated to [redacted] and provided [redacted] with its projected cash flow through the end of 2023
- On May 25, 2023, [redacted] provided an all-stock offer of $2.75 / share upfront (exchange ratio to be determined) and requested a 45-day exclusivity period
- Jeff Stein and [redacted]'s CEO had subsequent discussions around a potential counter and [redacted]'s proposed treatment of Pinto's RPI, during which Jeff communicated the need for [redacted] to move quickly to complete their necessary due diligence
  - On May 30, 2023, [redacted]'s CEO provided a revised, verbal all-stock offer of $2.50 / share with full payment of Pinto's RPI in stock (and cash payment of recipient tax burden), albeit with forfeiture of accumulated interest and no payment of Tranche 2 until it is achieved
  - On June 1, 2023, [redacted]'s CEO informed Jeff that [redacted] would not be able to meet Pinto's timeline and would be moving on from the opportunity

Situation Overview
Situation Summary *(Cont'd)*

Other Notable Parties

- [redacted]
  - Following recent [redacted] was contacted by Moelis on May 22, 2023 and expressed initial interest in a potential transaction whereby [redacted] would merge via an all-stock transaction with Pinto; [redacted] raised potential concerns with Pinto's cash and debt position
  - [redacted] executed a CDA on May 24, 2023 and received a management presentation from the Pinto team on May 25, 2023
  - [redacted] continues to express interest in the opportunity; on June 2, 2023, the [redacted] team messaged the need for additional data related to Nuzyra's growth profile and cost structure prior to submitting a NBO and was provided access to Pinto's virtual data room
  - Moelis and Pinto management provided a detailed breakdown of Pinto's operating expenses and employee compensation (including the RPI), and a call with Pinto management was held on 6/4 to discuss [redacted] diligence questions; Moelis re-expressed the need for urgency following this diligence call
  - Following the diligence session with Pinto management, [redacted] indicated that they could be in a position to submit a non-binding offer on Tuesday, 6/6, or Wednesday 6/7, subject to further diligence and indicated that diligence could take approximately 45 days
  - On June 5, [redacted] reached out to Moelis and indicated that they had an update
- [redacted]
  - Following receipt of [redacted] initial offer to acquire Pinto in early 2022, Moelis reached out to [redacted] to assess renewed M&A interest
  - Following a call with Pinto management in June 2022, [redacted] commenced diligence and was provided access to management and Pinto's virtual data room
  - On July 20, 2022, [redacted] provided an offer of $3.70 - $4.45 / share in cash and requested a 45-day exclusivity period
  - At the direction of Pinto's Transaction Committee, Moelis communicated to [redacted] that an improved offer with a specific price would be necessary for the Board to consider a transaction and that Pinto would provide additional access to conduct diligence in order to inform a revised offer by August 4, 2022
  - On August 14, 2022, [redacted] notified Pinto that it would not be able to move forward with a potential transaction due to unforeseen operational constraints
  - Through multiple normal course interactions since mid-2022, [redacted] has reiterated its potential interest, but its inability to re-engage until it resolves [redacted]
  - On May 23, 2023, Evan Loh reached out to [redacted] for a normal-course update (yet to receive a response)
- [redacted]
  - Following discussions over the summer of 2022, [redacted] expressed a renewed interest in potentially acquiring Pinto in December 2022
  - On January 10, 2023, [redacted] and Pinto management held an in-person diligence meeting at [redacted], after which [redacted] was provided access to Pinto's virtual data room to conduct further diligence, which was completed in late January
  - On January 30, 2023, [redacted] elected not to pursue the M&A opportunity further but expressed a continued interest [redacted]
- Additional counterparty details are provided on pages 46 and 47

Situation Overview

Summary of Gallop / Neptune's Key Transaction Terms

Structure	▪ Gallop (together with a co-investor, Neptune) to acquire 100% of the outstanding share capital of Pinto in an all-cash transaction
Consideration	▪ $2.15 / share in upfront cash + $0.85 / share CVR
CVR Terms	▪ $0.85 / share CVR, to be paid in cash if calendar year core commercial[1] net Nuzyra U.S. sales exceed $320mm by YE 2026
Financing	▪ Equity commitment letter delivered 6/5 ▪ Draft debt commitment letter delivered 6/5
Other	▪ Termination fee: $5mm ▪ Reverse termination fee: $6mm

Source: Currently negotiated transaction documents
1 Core commercial Nuzyra sales exclude BARDA procurements and any other one-time, non-recurring income

Situation Overview

Gallop / Neptune Proposal History

MOELIS & COMPANY

USD *$ per share figures*	Gallop / Neptune Proposal *(February 10, 2023)*	Pinto Counter *(February 15, 2023)*	Gallop / Neptune Proposal *(February 21, 2023)*	Gallop / Neptune Verbal Proposal *(February 24, 2023)*	Gallop / Neptune Proposal *(May 19, 2023)*	Pinto Counter *(May 22 2023)*	Gallop / Neptune "Best and Final" *(May 22, 2023)*[5]
Consideration	▪ $2.55 / share upfront (all-cash)	▪ $3.15 / share upfront (all-cash)	▪ $2.85 / share upfront (all-cash)	▪ $3.00 / share upfront (all-cash)	▪ $2.10 / share upfront (all-cash) ▪ $0.90 / share CVR[1]	▪ $2.50/ share upfront (all-cash) ▪ $0.50 / share CVRs[2]	▪ $2.15 / share upfront (all-cash) ▪ $0.85 / share CVR[3]
Pinto Share Price *(as of offer date)*	▪ $1.98	▪ $2.00	▪ $1.91[4]	▪ $1.72	▪ $1.82	▪ $1.91	▪ $1.91
Implied Premium *(based on closing price as of offer date)*	▪ 28.8%	▪ 42.5%	▪ 49.2%[4]	▪ 74.4%	▪ 15.4% upfront ▪ 64.8% total, undiscounted	▪ 30.9% upfront ▪ 57.1% total, undiscounted	▪ 12.6% upfront ▪ 57.1% total, undiscounted
Pinto 30-D VWAP *(as of offer date)*	▪ $2.11	▪ $2.15	▪ $2.15[4]	▪ $2.08	▪ $2.00	▪ $1.98	▪ $1.98
Implied Premium *(based on 30-D VWAP as of offer date)*	▪ 20.9%	▪ 46.5%	▪ 32.6%[4]	▪ 44.2%	▪ 5.1% upfront ▪ 50.2% total, undiscounted	▪ 26.1% upfront ▪ 51.3% total, undiscounted	▪ 8.4% upfront ▪ 51.3% total, undiscounted

Source: Gallop / Neptune Non-Binding Proposals (received on 2/10/2023, 2/21/2023, and 5/19/2023, respectively), Gallop / Neptune Verbal Proposal (received on 2/24/2023 and 5/22/2023, respectively), Capital IQ

1. To be paid in cash if core commercial net Nuzyra sales exceed $350mm in a calendar year by 12/31/2026
2. $0.25 / share to be paid in cash if core commercial net Nuzyra sales exceed $240mm in a calendar year by 12/31/2025 and remaining $0.25 / share to be paid in cash if core commercial net Nuzyra sales exceed $320mm in a calendar year by 12/31/2026
3. To be paid in cash if core commercial net Nuzyra sales exceed $320mm in a calendar year by 12/31/2026
4. As of 2/17/2023 – the last trading day prior to receipt of offer
5. Gallop / Neptune "Best and Final" was verbally communicated on 5/22/2023 with a written offer received on 5/23/2023

II. Summary of Changes

Summary of Changes

Summary of Preliminary Financial Analysis Assumption Changes

MOELIS & COMPANY

- Changes to key valuation assumptions since the prior analysis (last reviewed with the Pinto's Board of Directors on May 26, 2023) are summarized below:

($ in millions)	May 26, 2023	Current	Variance vs. May 26
WACC Assumptions			
Unlevered Beta Range	0.600 – 1.000	0.600 – 1.000	-
Debt / Total Capital	5.0 – 55.0%	5.0 – 55.0%	-
Risk-Free Rate	4.09%	4.03%	(6) bps
Pre-Tax Cost of Debt	14.50% *(TL rate)*	14.50% *(TL rate)*	-
WACC Range	12.75% - 15.25%	12.75% - 15.25%	-
Equity Risk Premium	6.35% *(2022A YE)*	6.35% *(2022A YE)*	-
Size Premium	4.83% *(2022A YE)*	4.83% *(2022A YE)*	-
Cost of Equity Range	~13.0% - ~21.0%	~13.0% - 21.0%	-
Capital Structure	$130mm A&E, $30mm Equity Raise + ATM	$130mm A&E, $30mm Equity Raise + ATM	Updated share count information (as of 6/2/2023)
Tax Rate	27.5% *(Federal & State)*	27.5% *(Federal & State)*	-
Selected Public Companies Analysis			
Selected Companies	-		No change
2023E Revenue Multiple Range	2023E reference range of 1.2x – 2.2x; 2024E reference range of 1.2x – 2.3x	2023E reference range of 1.2x – 2.0x; 2024E reference range of 1.2x – 1.7x	0.0x – (0.2x) for 2023E reference range; 0.0x – (0.6x) for 2024E reference range
Selected Precedent Transactions Analysis			
Selected Precedents	-		No change
NTM Revenue Multiple Range	2.0x – 3.4x	2.0x – 3.4x	-
Financial Projections & DCF			
Valuation Date	3/31/2023	3/31/2023	-
Management Forecasts	5/22/2023 LRP	5/22/2023 LRP	-

Source: Company filings, Capital IQ, Bloomberg, Pinto management
Note: May 26 materials based on market data as of May 22, 2023

Summary of Changes

Trading Comparison Since 5/22/2023 Materials

MOELIS & COMPANY

Company Name	Share Price as of			TEV / 2023 Revenue Multiples as of			TEV / 2024 Revenue Multiples as of		
	5/22/2023	6/2/2023	Δ (vs. May 22)	5/22/2023	6/2/2023	Δ (vs. May 22)	5/22/2023	6/2/2023	Δ (vs. May 22)
SIGA	$5.60	$5.60	0.0%	1.6x	1.6x	0.0x	2.3x	1.6x	(0.8x)
Emergent	8.57	8.24	(3.9%)	1.2x	1.2x	(0.0x)	1.2x	1.2x	(0.0x)
Heron	1.45	1.12	(22.8%)	2.2x	1.8x	(0.3x)	1.6x	1.4x	(0.3x)
Xeris	2.95	2.82	(4.4%)	3.6x	3.5x	(0.1x)	2.9x	2.8x	(0.1x)
Median				**1.9x**	**1.7x**	**(0.2x)**	**2.0x**	**1.5x**	**(0.5x)**
Mean				**2.1x**	**2.0x**	**(0.1x)**	**2.0x**	**1.7x**	**(0.3x)**
Pinto (Street Consensus)	**1.91**	**1.92**	**0.5%**	**2.2x**	**2.2x**	**0.0x**	**1.5x**	**1.5x**	**0.0x**

	Share Price as of			TEV / 2023 Revenue Multiples as of			TEV / 2024 Revenue Multiples as of		
	3/20/2023	6/2/2023	Δ (vs. Mar. 20)	3/20/2023	6/2/2023	Δ (vs. Mar. 20)	3/20/2023	6/2/2023	Δ (vs. Mar. 20)
Pinto (Street Consensus, unaffected price as of 3/20/2023)	**1.37**	**1.92**	**40.1%**	**1.9x**	**2.2x**	**0.3x**	**1.2x**	**1.5x**	**0.3x**

Source: Company filings, Capital IQ as of 5/22/2023 and 6/2/2023, Wall Street Research

Summary of Changes

Overview of Revised Pinto Management Projections

- **Pinto management completed a review of its financial projections (the "May 2023 LRP") with the Board on May 24, 2023 based on management's amended views of Nuzyra's commercial performance and anticipated operating efficiencies that would need to be realized in order to support Pinto as a standalone entity**
  - On March 9, 2023, Pinto management completed a review of its financial projections with the Board as part of its annual procedures (the "March 2023 LRP)"
    - The March 2023 LRP contemplated a reduction in force predominantly targeted at under/modestly performing sales territories in order to realize potential operational efficiencies
  - Since March, Pinto management has further refined its financial projections based on YTD 2023 financial performance and increased need to realize greater operational efficiencies and alleviate operational constraints
    - On March 16, 2023, EY delivered notice reflecting substantial doubt regarding the Company's ability to continue as a going concern for a period of one year from issuance of the Company's 2022 10-K financial statements
    - The May 2023 LRP contemplates further reductions in force to potentially realize greater operational efficiencies
- **Several factors have influenced refinements to Pinto management's financial projections:**
  - Recent Nuzyra Sales Growth: In December 2022, Pinto management developed revised long-range revenue projections (the "December 2022 Risk-adjusted LRP") based on recent sales trends; revenue projections subsequently refined and adopted for the March 2023 LRP and May 2023 LRP
    - December 2022, Q1 2023, and early Q2 2023 net sales were lower than expected and tracked with the December 2022 Risk-adj. LRP revenues
    - Topline performance for 2022 also missed street expectations in three of the four quarters (see "Commercial Update" slide for more details)
    - Operating plan changes anticipated to impact ability to grow topline given reduced sales infrastructure
  - Operating Plan Changes: Based on current balance sheet, Pinto management confirmed plans to institute a reduction in force in 2Q 2023; the magnitude of such reductions has increased relative to the March 2023 LRP based on additional operational constraints to continue as a going concern (OpEx of $171mm in the May 2023 LRP vs. OpEx of $185mm in the March 2023 LRP)
    - Near-term reduction to existing sales territories (22 community territories, 8 hospital territories), ~30% reduction in headcount (~85 FTEs), and reduction in ancillary & non-critical exp.
  - History of Downward Revisions: Pinto management has revised its LRP[2] lower each year since Nuzyra launch given that sales have consistently underperformed prior year LRP[2] expectations
    - Actual net sales from 2019, 2020, 2021, and 2022 underperformed prior year LRP[2] expectations by ~59%, ~18%, ~9%, and ~28%, respectively

Source: Pinto December 2022 LRP and Risk-adjusted LRP (received on 12/12/2022), Pinto March 2023 LRP (received on 3/3/2023 and updated on 3/31/2023 to reflect the status of ongoing Japan licensing discussions), and Pinto May 2023 LRP (received on 5/22/2023)

1. Pinto management refers to their projections as their "Annual Operating Plan" for internal scenario planning purposes; these projections are equivalent to the Long-Range Plan and differ only in name
2. Previously referred to as Pinto's "Annual Operating Plan" / "AOP"; conformed nomenclature for clarity

Summary of Changes

Overview of Revised Pinto Management Projections *(cont'd)*

- **Pinto management has identified several risk factors associated with the execution of the Company's long-range plan. The primary risk factors include:**

1 **Ability to execute the Company's standalone financing plan**

- Pinto needs to refinance its existing 2024 Notes and raise an additional ~$55mm of equity through a financing and use of its existing ATM facility in order to finance the LRP
- The planned A&E refinancing and equity raise may need to be executed at punitive terms, particularly given the current market environment, resulting in substantial dilution to Pinto shareholders
- The contemplated equity financing may not be able to be raised in full; Pinto management may not be able to draw all (or any) of the ATM funds if needed
- Assumed cash inflows (e.g., from a Japan out-licensing deal) may not materialize; Pinto's future cash requirements may require additional financings beyond those contemplated in the current LRP
- Limited ability to further reduce operating expenses, in order to preserve cash, without significantly impairing Pinto's ability to achieve its LRP
- An inability to complete any of these financings could result in insolvency or a potential bankruptcy filing

2 **Continuation of ongoing hospital headwinds and potential spread to the community channel**

- A substantial portion of Pinto's revenues is attributable to Nuzyra utilization in the hospital setting, which continues to face commercial headwinds related to low patient flow
- These commercial headwinds may emerge within the community setting and further impede Nuzyra's growth

3 **Effectiveness of contemplated near-term cost rationalization**

- Near-term organizational stability may be compromised if the planned ~85 FTE reduction is executed
- Pinto's ability to reduce operating expenses without impairing Nuzyra growth is reliant on Pinto management's ability to correctly identify territories – potential that reductions in certain territories reduces prescriber awareness and adoption, thereby inhibiting growth

4 **Ability of Pinto's commercial team to execute against its current operating plans**

- Since its launch, Nuzyra sales have consistently underperformed relative to previously established management targets
- Lower-than-expected growth in 2H 2022 / 1Q 2023 and downsizing of Pinto's commercial organization compound potential risk of achieving updated plans

Summary of Changes

Overview of Revised Pinto Management Projections *(cont'd)*

MOELIS & COMPANY

($ in millions)


December 2022 LRP
December 2022 Risk-adjusted LRP
March 2023 LRP
May 2023 LRP
1 Total Revenue
167 160 167 160
250 232 240 235
258 225 229 231
357 300 303 295
367 278 280 280
418 298 301 301
475 338 331 331
532 378 361 361
527 375 359 359
220 156 150 150
2 Operating Expenses
165 165 171 171
188 185 190 159
176 170 178 174
187 176 177 174
189 174 179 164
197 177 188 172
199 173 188 177
207 180 196 185
205 179 195 183
85 74 81 76
3 EBITDA
(15) (25) (23) (32)
30 14 28 47
43 15 19 27
119 77 89 77
130 67 55 76
155 72 69 89
202 109 92 108
241 136 109 126
239 135 110 126
100 56 46 53

		2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Delta *(May 2023 LRP vs. March 2023 LRP)*	*Revenue*	(6)	(5)	2	(7)	0	0	–	–	–	–
	OpEx	(0)	(31)	(4)	(3)	(15)	(16)	(11)	(12)	(12)	(5)
	EBITDA	(8)	19	8	(12)	20	20	16	17	16	7

Source: Pinto December 2022 LRP and Risk-adjusted LRP (received on 12/12/2022), Pinto March 2023 LRP (received on 3/3/2023 and updated on 3/31/2023 to reflect the status of ongoing Japan licensing discussions), and May 2023 LRP (received on 5/22/2023)

Note: Figures include BARDA procurement revenue ($38.1mm in 2022, $39.9mm in 2024, and $38.3mm in 2026) across all cases

Summary of Changes

Evolution of Financing Plans

- **Pinto continues to contemplate standalone financing scenarios to provide cash runway to breakeven and mitigate near-term obligations related to its outstanding 2024 convertible notes**
  - Previous plans included a hybrid Amend & Extend / Term Loan financing plan, in addition to future equity offerings (full drawdown of Pinto's remaining ATM facility and a new offering)
  - Following conversations with [redacted] and select 2024 Notes holders, Pinto management decided to pursue an Amend & Extend of the 2024 Notes in lieu of other financing alternatives

MAY 2023 FINANCING PLAN

- **Revised Amend & Extend financing plan assumptions (per Pinto management):**
  - Repurchase of $130mm of 2024 Notes (leaving $35mm to be carried to maturity and paid in cash on May 1, 2024)
  - $130mm of newly issued 2026 Convertible Notes; assumed to have cash interest at an annual rate of 8.00% and a conversion price at a 15% premium to Pinto's 30-D VWAP of $1.79 as of 6/2/2023
  - Additional equity issuance of $30mm at a 30% discount to Pinto's 30-D VWAP of $1.79 (assuming illustrative fees of 6.0%); assumes 100% warrant coverage with warrants struck at a 15% premium to Pinto's 30-D VWAP
    - Pinto management had previously contemplated a $50mm equity financing as part of its March 2023 LRP; reduced equity financing assumption based on revised cash nadir given realization of greater operating efficiencies
  - Assumes full use of Pinto's ATM facility at its 30-D VWAP of $1.79 as of 6/2/2023 and cash inflows from a Japan licensing deal ($7mm in 4Q'23)
  - Management would initiate the aforementioned capital raises following the announcement of planned operational changes

May 2023 A&E Plan Capital Structure Summary ($ and share counts in millions)	
Estimated Adj. Cash	$91.9
Estimated Adj. Debt	$261.6
FDSO	98.568
FDSO (assuming 2026 Note Conversion)	161.851
Implied Adj. TEV *(at market price of $1.92 as of 6/2/2023)*	$359

Source: Pinto management; share count information as of 6/2/2023 (per Pinto management)
Note: Market data as of 6/2/2023
1 Pinto received a term sheet dated 10/18/2022 from [redacted]; indicated a total 5-year facility of $125mm at S+8.50% (PIK interest over 13.00%) and detailed financial covenants
2 At-the-market sales agreement with BTIG under which the Company can raise aggregate gross proceeds of $50mm, or $48.5mm net proceeds; $23.3mm and $22.6mm gross and net proceeds remaining, respectively, under facility

III. Pinto Trading Update

Pinto Trading Update

Recent Pinto Share Price Performance


$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
Jun 22
Aug 22
Oct 22
Jan 23
Mar 23
Jun 23
$6.00
$5.00
HCW
BTIC
Jefferies
113%
$1.92
Volume ('000s)
Price
Median Price Target
NBI 1

	Performance Since			
	12 months	6 months	3 months	1 month
High Share Price	$3.56	$2.80	$2.80	$1.95
Low Share Price	1.37	1.37	1.37	1.53
Average Share Price	2.25	1.98	1.95	1.77
Average Volume ('000s)	504	534	750	415
Performance	*0.5%*	*(10.7%)*	*8.5%*	*23.9%*

RECENT DEVELOPMENTS

1. **06/21/2022:** Announced Nuzyra received FDA Fast Track Designation for the treatment of NTM disease caused by MAB and MAC
2. **08/03/2022**: Released 2Q22 results; reported Nuzyra net sales of $25.1mm, a 68% YoY increase
3. **10/31/2022:** Announced commercial availability of U.S. manufactured Nuzyra tablets as part the Company's Project BioShield Contract
4. **11/03/2022:** Announced 3Q22 results; reported Nuzyra net sales of $25.5mm, missing consensus estimates by ~12%
5. **12/19/2022:** Announced positive topline data from pilot anthrax study and acceptance of second BARDA procurement of ~$38mm
6. **3/16/2023**: Announced FY2022 results; guided to ~$125 – 130mm of Nuzyra net sales in FY2023 and announced that the Company may not have sufficient cash to operate through the next 12 months
   - Street consensus Nuzyra revenue estimates of ~$228mm pre-Q4 earnings
   - Following this announcement, Pinto shares traded down ~23% to $1.48, a new 52-week low
7. **3/21/2023:** Pinto shares traded up ~36% (to $1.86 per share) after rumors were published that a private equity firm was in late-stage talks to acquire the company
8. **3/30/2023:** Highland Capital and other funds managed by James Dondero filed a Schedule 13D, disclosing a ~13% stake in Pinto, approximately half of which was acquired since late January
9. **5/9/2023:** Announced 1Q23 results; reported Nuzyra net sales of $26.2mm, up 32% YoY
10. **6/1/2023:** Betaville affirmed its prior 3/21/2023 publication that Pinto was in late-stage M&A discussions and named Gallop as a buyer; shares traded up ~22% to $1.86 / share

Source: Company filings, Press Releases, Capital IQ as of 6/2/2023
Note: Broker price targets include BTIG (PT $5/share, dated 5/9/2023), H C Wainwright (PT $10/share, dated 5/10/2023), and Jefferies (PT $5/share, dated 5/10/2023); WBB discontinued coverage in April 2023 (previously had a price target of $11, last updated 2/10/2022)
1 Shown on relative basis to index price over the last twelve methods

Pinto Trading Update

Equity Research: Pinto Analyst Perspectives

ANALYST / DATE / RATING | SHARE PRICE TARGET & METHODOLOGY



Current Price $1.92
$6.00
$20.00
$5.00
$30.00
$5.00
$11.00

Analyst	Date	Rating	Current Price Target	Price Target as of December 2022	Methodology
HCW (H.C. Wainwright & Co.)	5/10/2023	Buy	$6.00	$20.00	*SOTP NPV; 17.0% WACC; No Terminal Value*
BTIG	5/9/2023	Buy	$5.00	$30.00	*SOTP NPV; 17.5% WACC; (2.5%) TVGR*
Jefferies	5/10/2023	Buy	$5.00	$11.00	*SOTP NPV; 12.0% WACC; No Terminal Value*

Current Price Targets
Price Targets as of December 2022

Median Target Share Price	**$5.00**
Premium / (Discount) to Current (%)	***160.4%***

COMMENTARY & KEY THEMES

NTM OPPORTUNITY

"__MAB NTM looks like a large opportunity for NUZYRA that likely requires chronic dosing__…. Physicians are already recommending NUZYRA in initial and continuation Tx phases for MAB NTM, which we take as an encouraging sign ahead of Phase 2b data expected in 2024…__Across MAC and MAB strains of NTM, we think there is a good chance NUZYRA could emerge as a preferential Tx__ in earlier lines of care."

BTIG 05/09/2023

CASH RUNWAY

"__Costs have been contained, but financing remains an overhang.__ Paratek ended 1Q with $45.0M in cash and equivalents, but __runway may not be sufficient to fund operations through 1Q24.__ Co has $93.9M in non-recourse loan obligations and $163.8M convertible notes (the notes mature in May 2024). __While BARDA procurements (we estimate $38M in 2024) and Japanese out-licensing may provide timely non-dilutive capital, we project Paratek will have a dilutive financing in 2023.__"

Jefferies 05/10/2023

COMMERCIAL OUTLOOK

"__NUZYRA net sales on target to reach $125M — $135M guidance.__ Yesterday, Paratek reported NUZYRA (omadacycline) core commercial business U.S. net sales revenue of $26.2M in 1Q23, or a 32% year/year increase from $19.9M of 1Q22…__we remain confident in NUZYRA's competitive positioning in the U.S.__ (both as a core commercial business and as a part of BARDA's Project BioShield), __along with opportunities in NTM.__"

HCW 05/10/2023

Source: Bloomberg and Capital IQ as of 6/2/2023; Wall Street Research
Note WBB Securities discontinued coverage in April 2023; previously had a price target of $11 (last updated on 2/20/2022)

Pinto Trading Update
Commercial Update

Analysts maintaining modest commercial expectations following continued underperformance in Q1 2023

U.S. NUZYRA NET SALES PROJECTIONS[1]


$ in millions
Street Mean[2]
Pinto May 2023 LRP
$1,000
$750
$500
$250
$0
$99 $99
$155 $130
$221 $160
$249 $193
$351 $228
$426 $267
$544 $286
$665 $315
$791 $343
$664 $340
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E


Consensus Beat / Miss
$30.0
$20.0
$10.0
$0.0
(0.7%)
$14.9
15.8%
$19.4
0.0%
$20.6
(5.2%)
$19.9
9.1%
$25.1
(12.1%)
$25.5
(8.7%)
$28.3
(6.4%)
$26.2
2Q 21
3Q 21
4Q 21
1Q 22
2Q 22
3Q 22
4Q 22
1Q 23
Quarterly Nuzyra U.S. Net Sales

STREET PERSPECTIVES: NUZYRA COMMERCIAL UPDATE

- **Hospital headwinds observed in Q3 2022 continued in Q4 2022 and Q1 2023**
  - Patient flow continues to lag pre-pandemic levels, limiting antibiotic use
  - Core commercial business miss vs. consensus but overall topline in-line due to BARDA
- **Street maintaining muted commercial outlook as Q1 2023 tracks to full year guidance**
  - Guidance of ~$130mm vs. prior Street consensus of ~$228mm for core Nuzyra revenue
  - Lagging hospital growth and uncertainty on community outlook without sales force expansion represent key drivers of near-term weakness
- **Street remains bullish on longer-term commercial outlook but has tempered forecasts to reflect slowing growth**
  - Continue to expect higher community growth despite potential delay to expansion plans
  - Street increasingly acknowledging NTM opportunity (including internationally) as a potentially meaningful contributor to topline over time

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023)
1. Excludes BARDA procurement and grant, collaboration, and royalty revenue
2. Mean of Jefferies (5/10/2023), BTIG (5/9/2023), and H.C. Wainwright (5/10/2023)

IV. Management Projections Review

Management Projections Review
Explanation of Projections

- In December 2022 following Q3 earnings, Pinto management amended its Long-Range Plan ("December 2022 LRP") for 2022E – 2032E to reflect current expectations of reduced long-term topline growth and a down-sized organization
  - Management also developed a Risk-adjusted Long Range Plan ("December 2022 Risk-adjusted LRP") to reflect potential continued underperformance of Nuzyra in approved indications across both the community and hospital settings, as well as reduced off-label use in NTM
  - In March 2023, Pinto management amended its LRP to reflect Nuzyra's continued underperformance in Q4, which was generally in-line with the projections from the December 2022 Risk-adjusted LRP, as well as ongoing headwinds facing the business
  - In May 2023, Pinto management further amended its LRP to reflect implementation of additional potential operational efficiencies to reduce cash burn
- The **May 2023 Long-Range Plan ("May 2023 LRP")** reflects Pinto management's view on the trajectory of the business through 2032E (one year after Nuzyra's patent expiration)
  - Forecasted Nuzyra revenue includes revenue from ABSSSI, CABP, off-label revenue from other indications, and government procurement revenue (BARDA)[1]
  - Grant revenue and royalties from Zai, Tetraphase, and Seysara have also been included
  - Detailed costs by function have been developed to support related personnel expenses and required infrastructure
  - The May 2023 LRP assumes near-term Nuzyra sales force contraction (refer to appendix for detail) and does not contemplate any future sales force expansions
- Key operating expense assumptions:
  - **Commercial**: assumes direct Nuzyra commercial expenses of ~$23mm in 2023 with expense increasing throughout the forecast to ~$50mm in 2030
  - **R&D**: assumes ~$26mm of R&D expenses in 2023 with continued expense of ~$33 - $34mm through 2025 for BARDA-related development (which is reimbursed) as well as ongoing Phase IIb clinical development of Nuzyra for NTM
  - **Other Operating Expenses**: assumes additional operating expenses, both unallocated and Nuzyra-related expenses
    - Salaries & benefits reflect the largest operating expense with ~$90mm in 2023, growing to ~$96mm by 2030, driven by anticipated increases in the salaries of existing employees and reflecting a planned headcount reduction of ~85 FTEs (vs. YE 2022 headcount)
  - Management assumed no capital expenditures, amortization, and de minimis depreciation
  - Net working capital was projected by Pinto management based on historical cash conversion cycle metrics, except for 2023, which includes near-term working capital estimates

Source Pinto management
1 BARDA procurement revenue not probability-adjusted

Management Projections Review
Explanation of Projections *(cont'd)*

- Pinto has $165mm of Convertible Senior Subordinated Notes ("2024 Notes") due May 1, 2024 and expects to require further financing for operations until cash-flow breakeven in 2024
  - Current 2024 Notes bear cash interest at an annual rate of ~4.75% and have an approximate conversion price of ~$15.90 per share, a 20% premium above the closing price on April 18, 2018
  - Pinto has an existing ATM facility in place allowing the issuance of ~$23mm in common stock
- Following discussions with [redacted] and select 2024 Note holders regarding its previously planned Amend & Extend / Term Loan financing plan, Pinto management now plans to pursue a partial Amend & Extend of its 2024 Notes
  - $130mm of 2024 Notes will be amended and holders will be issued $130mm of 2026 Convertible Senior Secured Notes ("2026 Notes"); the remaining $35mm of 2024 Notes will be carried to maturity and paid in cash on May 1, 2024
  - 2026 Notes are assumed to have cash interest at an annual rate of 8.00% and have a conversion price of ~$2.05, a 15% premium to Pinto's 30-D VWAP of $1.79 as of 6/2/2023
  - 2026 Notes are assumed to be converted to equity in 2026
- Pinto management also assumes the following to reach cash flow breakeven and maintain a minimum cash balance of ~$40mm to fund the May 2023 LRP:
  - Additional equity issuance of $30mm, executed concurrently with the Amend & Extend refinancing
  - This additional equity issuance is assumed to occur at $1.25, a 30% discount to Pinto's 30-D VWAP of $1.79 as of 6/2/2023 (per Pinto management)
    - Management also assumes that the above equity issuance is executed with 100% warrant coverage, with the corresponding warrants struck at $2.05, a 15% premium to Pinto's 30-D VWAP
  - Receipt of ~$7mm in upfront collaboration revenue in 4Q 2023 from a Japan out-licensing transaction
  - Full drawdown of Pinto's existing ATM facility (~$23mm remaining) with shares issued at Pinto's 30-D VWAP of $1.79 as of 6/2/2023 (per Pinto management)
  - Inability to issue sufficient equity capital may result in inadequate cash to execute the LRP and potential insolvency
- Pinto has an existing Revenue Performance Incentive Plan ("RPI") in place providing up to ~$50mm in payments to plan participants:
  - Two ~$25mm tranches payable if cumulative net sales of Nuzyra exceed $300mm (Tranche 1) and $600mm (Tranche 2) by year-end 2025 and 2026, respectively
  - Pinto management assumes all participants will be vested and that both RPI payments will be paid in cash or stock, at the Company's discretion

Management Projections Review

Change in Pinto Management Nuzyra Revenue Projections[1] over Time

KEY TAKEAWAYS

- Since Nuzyra launch in Q1 2019, Pinto management has reviewed and revised its Long Range Plan (LRP)[2] each year
- Management has continued to revise Nuzyra topline projections downward each year as the Company has consistently underperformed
  - — 2022 expectations: prior to Nuzyra launch (1Q 2019), Pinto management estimated 2022E net sales of $261mm; actual sales of $99mm represent a ~60% reduction
  - — 2028 expectations: forecasted net sales of ~$1bn in the 2019 and 2020 LRPs have now been reduced to ~$290mm, a ~70% reduction to peak estimates
- Actual net sales from 2019, 2020, 2021, and 2022 have consistently underperformed prior year LRP expectations by ~59%, ~18%, ~9%, and ~28%, respectively


2018 LRP
2019 LRP
2020 LRP
Actuals
May 23 LRP
2021 LRP
2022 LRP
Dec. 22 LRP
Mar. 23 LRP
Core commercial Nuzyra revenue projections unchanged between Mar. 23 and May .23 LRP
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
2019
2020
2021
2022
2023
2024
2025
2026
2027
2028

Source Pinto management
1 Forecasts and actuals based on core commercial revenue (i.e. excluding BARDA procurements and grant/collaboration revenue)
2 Pinto management refers to their projections as their "Annual Operating Plans" for internal scenario planning purposes; these projections are equivalent to the "Long-Range Plans" referenced above and differ only in name

Management Projections Review
Street Benchmarking: Total Unadjusted Revenue

MOELIS & COMPANY

($ in millions)



May 2023 LRP (Pinto Mgmt)
Street Mean
BTIG
H.C. Wainwright
Jefferies
Narrow range of estimates through 2025E
$1,200
$1,000
$800
$600
$400
$200
$0
$99
$155
$189
$229
$249
$310
$472
$351
$303
$291
$672
$426
$312
$295
$280
$884
$544
$380
$370
$301
$1,000
$665
$523
$474
$331
$1,085
$791
$676
$610
$361
2022A
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E

Street Consensus:	NM	$155	$221	$249	$351	$426	$544	$665	$791

TAKEAWAYS

Dispersion in estimates driven by:

1. Expansion into NTM
   - Pinto does not assume NTM inclusion on guidelines in LRP
   - Street generally assumes label expansion into NTM
   - Street brokers incorporate NTM into projections at 60-100% PoS[1]
2. Inclusion of ex-U.S. revenues
   - Pinto assumes ex-U.S. royalties from existing partners sales only
   - Select brokers assume higher partner royalties driven by higher update and NTM
   - Further, BTIG includes revenues for EU and Japan
3. Some disparity across brokers on anticipated patent-expiry, ranging from late 2029 to 2031+, and post-expiry sales erosion

Source Wall Street Research, Pinto May 2023 LRP (received on 5/22/2023)
1 Jefferies incorporates a risk-adjustment factor of 60% probability for NTM (U S and OUS royalties); BTIG and H C Wainwright figures unadjusted BTIG figures post-2023 from the most recent available report with outer-year estimates (3/16/2023)

Management Projections Review

May 2023 Long-Range Plan

MOELIS & COMPANY

	($ in millions) Fiscal Year Ending 12/31	2021A	2022A	Q1 2023A	Q2 2023E	Q3 2023E	Q4 2023E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
	Total Nuzyra Revenue																
1	ABSSSI	53.0			13.7	15.9	16.0	57.2	75.0	98.6	123.2	149.7	163.3	182.5	206.0	204.3	85.1
1	CABP	42.4			3.7	4.3	4.4	15.6	20.7	29.0	38.8	48.1	54.4	62.9	68.7	68.1	28.4
1	Other Indications (NTM, etc.)	10.6			13.7	15.9	16.0	57.2	63.8	65.7	66.2	69.5	68.8	69.2	68.7	68.1	28.4
	Net Nuzyra Revenue (by Indication)	106.1	98.7	26.2	31.1	36.2	36.5	130.1	159.6	193.3	228.1	267.4	286.5	314.7	343.3	340.5	141.9
2	Hospital	90.2			18.4	21.4	21.5	76.7	83.0	92.8	104.9	120.3	126.1	138.5	151.0	149.8	62.4
2	Community	15.9			12.8	14.9	14.9	53.3	76.6	100.5	123.2	147.0	160.4	176.2	192.2	190.7	79.4
	Net Nuzyra Revenue (by Setting)	106.1	98.7	26.2	31.1	36.2	36.5	130.1	159.6	193.3	228.1	267.4	286.5	314.7	343.3	340.5	141.9
3	BARDA Procurement Rev.	-	38.1	-	-	-	-	-	39.9	-	38.3	-	-	-	-	-	-
	Total Nuzyra Revenue	**$106.1**	**$136.8**	**$26.2**	**$31.1**	**$36.2**	**$36.5**	**$130.1**	**$199.5**	**$193.3**	**$266.4**	**$267.4**	**$286.5**	**$314.7**	**$343.3**	**$340.5**	**$141.9**
	Grant Revenue	15.9	21.1	3.8	4.4	4.6	13.5	26.3	30.4	30.7	19.6	0.1	0.3	-	-	-	-
	Total Royalty Revenue	8.2	2.4	1.2	0.7	0.9	1.0	3.9	4.9	6.9	9.3	12.5	14.6	16.1	17.3	18.4	7.7
	Total Revenue	**$130.2**	**$160.2**	**$31.3**	**$36.3**	**$41.8**	**$50.9**	**$160.3**	**$234.8**	**$230.9**	**$295.3**	**$279.9**	**$301.4**	**$330.8**	**$360.5**	**$358.9**	**$149.5**
	% Growth	*NM*	*23.1%*					*0.0%*	*46.5%*	*(1.6%)*	*27.9%*	*(5.2%)*	*7.7%*	*9.7%*	*9.0%*	*(0.5%)*	*(58.3%)*
	Total COGS & Royalties	21.5	23.1	6.2	4.4	4.9	5.6	21.2	29.3	30.1	43.7	40.4	40.8	45.9	50.0	49.6	20.7
	Gross Profit	**$108.6**	**$137.2**	**$25.0**	**$31.8**	**$36.9**	**$45.3**	**$139.0**	**$205.5**	**$200.8**	**$251.6**	**$239.5**	**$260.6**	**$284.9**	**$310.5**	**$309.2**	**$128.9**
	% Margin	*100.0%*	*85.6%*	*80.0%*	*87.8%*	*88.2%*	*89.0%*	*86.8%*	*87.5%*	*86.9%*	*85.2%*	*85.6%*	*86.4%*	*86.1%*	*86.1%*	*86.2%*	*86.2%*
4	**Total Operating Expenses**	**$149.8**	**$183.4**	**$40.7**	**$54.1**	**$37.5**	**$38.6**	**$170.9**	**$158.9**	**$173.7**	**$174.2**	**$164.0**	**$171.6**	**$177.1**	**$184.5**	**$183.0**	**$76.3**
	% Margin	*NM*	*114.5%*	*130.4%*	*149.0%*	*89.7%*	*75.8%*	*106.6%*	*67.7%*	*75.2%*	*59.0%*	*58.6%*	*56.9%*	*53.5%*	*51.2%*	*51.0%*	*51.0%*
	EBITDA	**($40.7)**	**($45.7)**	**($15.7)**	**($22.2)**	**($0.6)**	**$6.7**	**($31.9)**	**$46.6**	**$27.1**	**$77.4**	**$75.5**	**$89.0**	**$107.8**	**$126.0**	**$126.2**	**$52.6**
	% Margin	*NM*	*NM*	*NM*	*NM*	*NM*	*13.2%*	*NM*	*19.9%*	*11.7%*	*26.2%*	*27.0%*	*29.5%*	*32.6%*	*34.9%*	*35.2%*	*35.2%*
	Depreciation	0.4	0.5	0.0	0.1	0.1	0.1	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	EBIT	**($41.1)**	**($46.2)**	**($15.8)**	**($22.3)**	**($0.7)**	**$6.7**	**($32.1)**	**$46.4**	**$27.0**	**$77.3**	**$75.4**	**$88.9**	**$107.7**	**$125.9**	**$126.1**	**$52.5**
	% Margin	*NM*	*NM*	*NM*	*NM*	*NM*	*13.1%*	*NM*	*19.8%*	*11.7%*	*26.2%*	*26.9%*	*29.5%*	*32.5%*	*34.9%*	*35.1%*	*35.1%*
5	Total Interest Income / Expense [4]	(17.3)	(17.3)	(4.3)	(5.3)	(5.3)	(5.3)	(20.2)	(18.6)	(17.1)	(11.6)	(4.8)	(4.5)	1.5	4.4	5.6	6.7
	Profit Before Tax	**($58.5)**	**($63.5)**	**($20.0)**	**($27.6)**	**($6.0)**	**$1.3**	**($52.3)**	**$27.8**	**$10.0**	**$65.7**	**$70.7**	**$84.4**	**$109.2**	**$130.3**	**$131.7**	**$59.2**
	% Margin	*NM*	*NM*	*NM*	*NM*	*NM*	*2.6%*	*NM*	*11.8%*	*4.3%*	*22.3%*	*25.2%*	*28.0%*	*33.0%*	*36.1%*	*36.7%*	*39.6%*
	Tax Expense [5]	0.6	-	(0.1)	0.0	0.0	0.0	0.1	-	1.4	12.1	14.3	17.8	23.6	28.8	28.6	11.9
	Net Income	**($59.1)**	**($63.5)**	**($20.0)**	**($27.6)**	**($6.1)**	**$1.3**	**($52.4)**	**$27.8**	**$8.5**	**$53.6**	**$56.4**	**$66.6**	**$85.5**	**$101.5**	**$103.1**	**$47.3**
	% Margin	*NM*	*NM*	*NM*	*NM*	*NM*	*2.5%*	*NM*	*11.8%*	*3.7%*	*18.2%*	*20.1%*	*22.1%*	*25.9%*	*28.1%*	*28.7%*	*31.6%*
	Cash Balance (excluding financing) [6]																
	Beginning Cash			34.2	45.0	21.5	5.8	34.2	10.1	49.1	59.6	126.1	194.4	279.8	381.6	497.5	620.9
	Net Income			(20.0)	(27.6)	(6.1)	1.3	(52.4)	27.8	8.5	53.6	56.4	66.6	85.5	101.5	103.1	47.3
	Depreciation			0.0	0.1	0.1	0.1	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1	0.1	0.1
	Share-Based Comp			2.1	3.9	3.6	3.8	13.4	16.6	17.4	18.3	19.2	20.1	20.1	20.1	20.0	8.3
6	Change in NWC			27.7	(0.1)	(13.6)	(1.2)	12.8	(3.7)	(10.7)	4.0	(10.3)	(6.5)	(4.8)	(5.7)	0.2	40.5
7	PIK Interest / Paydown			1.0	0.3	0.3	0.3	1.8	(1.9)	(4.8)	(9.4)	2.9	5.0	0.9	-	-	-
	Ending Cash			**$45.0**	**$21.5**	**$5.8**	**$10.1**	**$10.1**	**$49.1**	**$59.6**	**$126.1**	**$194.4**	**$279.8**	**$381.6**	**$497.5**	**$620.9**	**$717.0**

8

MGMT COMMENTARY

1. Long-term revenue growth driven by Nuzyra core commercial business (hospital & community expansion), continued off-label use in NTM[1] and government contracts (BARDA, DoD, SNS)
2. Nuzyra revenue contribution from community expected to grow in excess of hospital setting in long-term forecasts[2]
3. Represents contracted BARDA procurement revenue in current long-range plan (unadjusted)
4. Detailed long-term operating expenses by function *(refer to following page for further detail)*
5. Interest income & expense projected in line with A&E capital structure; assumes $35mm 2024 Notes stub is repaid in cash at maturity
6. Net working capital[3] projected using days outstanding ratios based on revenue and cost of sales
7. PIK interest attributable to existing R-Bridge and royalty-backed loan
8. Mgmt assumes a $30mm equity issuance in June 2023 with 100% warrant coverage and $7mm in inflows from a Japan deal, and full drawdown of the Company's ATM facility (~$23mm)

Source: Pinto May 2023 LRP (received on 5/22/2023)
1 Does not contemplate label expansion or inclusion of Nuzyra in NTM treatment guidelines in Long-Range Plan scenario
2 Calculated based on days of therapy
3 Net working capital estimates for 2023 based on direct projections from Pinto management
4 Historical values represent GAAP amounts including adjustment of marketable securities to amortized cost; projected figures do not include marketable security adjustment
5 Tax expenses per Pinto management; illustratively excludes the impact of NOLs and tax credits
6 Excludes debt repayments and impact of planned financings providing cash to the balance sheet; 2022 cash represents reported cash balance of $34.2mm as of YE 2022 (reflects adjustments related to a ~$23.5mm non-cash RPI accrual and ~$0.3mm of other non-cash expenses)

Management Projections Review

May 2023 Long-Range Plan: Operating Expense Breakdown and Detailed Revisions

MOELIS & COMPANY

UPDATED MAY 2023 LRP OPERATING EXPENSE PROJECTIONS

	($ in millions) Fiscal Year Ending 12/31	2021A	2022A	Q1 2023A	Q2 2023E	Q3 2023E	Q4 2023E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1	Salaries and Benefits				32.0	17.2	17.1	89.6	74.8	78.3	81.8	85.6	89 5	92.6	96.0	95.2	39.7
1	Travel & Entertainment				2.4	2.0	2.0	8.3	9.9	12.0	11.8	11.8	11 8	11.8	11.8	11.7	4.9
1	Recruiting and Relocation				0.3	0.2	0.1	0.6	0.6	0.4	0.4	0.4	0.4	0.4	0.4	0.4	0.2
2 →	Commercial				6.6	5.6	5.6	23.0	26.1	31.1	35.0	38.5	42.4	45.9	49.9	49.5	20.6
	Professional Services				4.1	3.3	3.2	14.6	13.1	13.7	13.0	12.4	12 3	12.4	12.4	12.3	5.1
	Library and Data Services				0.4	0.4	0.4	1.4	1.5	1.6	1.6	1.8	2 0	2.3	2.7	2.7	1.1
	Seminars/Conventions/Training				0.1	0.1	0.1	0.3	0.4	0.5	0.5	0.5	0 5	0.3	0.3	0.3	0.1
	Business General				1.0	1.0	1.0	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9	3.9	1.6
3 →	Outside R&D Services				5.6	6.0	7.5	23.3	30.6	30.7	19.7	3.0	2.9	2.7	2.7	2.7	1.1
	Medical Affairs				0.9	0.7	0.6	2.5	2.1	3.0	2.9	2.7	2.4	1.6	1.4	1.4	0.6
	Technology, Licenses, Telecom/Data				1.5	1.5	1.4	5.5	5.5	5.5	5.5	5.5	5 5	5.5	5.5	5.4	2.3
	Tax				0.1	0.1	0.1	0.5	0.3	0.3	0.3	0.3	0 3	0.3	0.3	0.3	0.1
	Contra OpEx				(0.8)	(0.5)	(0.5)	(2.6)	(2.1)	(2.2)	(2.3)	(2.5)	(2 6)	(2.7)	(2.8)	(2.8)	(1.2)
4 →	Mgmt Judgment				-	-	-	-	(8.0)	(5.2)	-	-	-	-	-	-	-
	Total Operating Expenses	**$149.8**	**$183.4**	**$40.7**	**$54.1**	**$37.5**	**$38.6**	**$170.9**	**$158.9**	**$173.7**	**$174.2**	**$164.0**	**$171.6**	**$177.1**	**$184.5**	**$183.0**	**$76.3**
	% Margin	*NM*	*114.5%*	*130.4%*	*149.0%*	*89.7%*	*75.8%*	*106.6%*	*67.7%*	*75.2%*	*59.0%*	*58.6%*	*56.9%*	*53.5%*	*51.2%*	*51.0%*	*51.0%*

DELTA VS. MARCH 2023 LRP OPERATING EXPENSE PROJECTIONS

	($ in millions) Fiscal Year Ending 12/31	2021A	2022A	Q1 2023A	Q2 2023E	Q3 2023E	Q4 2023E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1	Salaries and Benefits				4.5	(2.1)	(2.0)	(1.0)	(31.5)	(7.8)	(8.3)	(8.6)	(9 0)	(9.4)	(9.8)	(9.7)	(4.1)
1	Travel & Entertainment				(0.0)	0.1	0.1	(0.2)	1.8	3.6	3.6	3.6	3 6	3.6	3.6	3.6	1.5
1	Recruiting and Relocation				-	0.1	-	(0.0)	(0.0)	-	(0.1)	-	-	-	-	-	-
2 →	Commercial				1.0	1.1	1.4	2.9	3.8	3.9	1.2	(0.6)	(1.4)	(1.2)	(1.2)	(1.2)	(0.5)
	Professional Services				0.1	(0.4)	(0.5)	(1.0)	(1.0)	(1.1)	(1.0)	(1.4)	(1.4)	(1.4)	(1.4)	(1.3)	(0.6)
	Library and Data Services				0.1	0.1	0.1	0.3	0.2	0.2	0.2	0.2	0 2	0.2	0.2	0.2	0.1
	Seminars/Conventions/Training				0.0	0.0	0.0	(0.1)	0.4	0.2	0.2	0.2	0 2	0.3	0.3	0.3	0.1
	Business General				0.0	0.0	0.0	(0.1)	0.0	0.0	0.0	0.0	0 0	0.0	0.0	0.0	0.0
3 →	Outside R&D Services				(2.1)	0.2	1.0	(5.9)	1.2	0.4	(0.2)	(0.2)	(0 2)	(0.2)	(0.2)	(0.2)	(0.1)
	Medical Affairs				0.0	0.0	0.0	(0.5)	(0.3)	0.7	0.6	0.6	0 6	0.6	0.6	0.6	0.2
	Technology, Licenses, Telecom/Data				0.1	0.1	0.0	0.1	0.3	0.3	0.3	0.3	0 3	0.3	0.3	0.3	0.1
	Tax				-	-	-	0.1	-	-	-	-	-	-	-	-	-
	Contra OpEx				(0.0)	0.2	0.2	0.4	1.3	0.8	0.8	0.8	0.9	0.9	1.0	1.0	0.4
4 →	Mgmt Judgment				1.2	1.2	1.2	4.7	(7.0)	(5.2)	-	(10.0)	(10 0)	(5.0)	(5.0)	(5.0)	(2.1)
	Total Operating Expenses	**$149.8**	**$183.4**	**($7.0)**	**$4.8**	**$0.5**	**$1.4**	**($0.3)**	**($30.7)**	**($4.0)**	**($2.5)**	**($14.9)**	**($16.1)**	**($11.2)**	**($11.6)**	**($11.5)**	**($4.8)**

MGMT COMMENTARY

1. OpEx reductions primarily driven by a significant reduction in salaries & benefits
   - Savings associated with ~85 FTE headcount reduction vs. YE 2022 headcount and incremental ~18 fewer FTEs vs. March 2023 LRP (refer to appendix for further detail)
2. Downsized hospital and community commercial infrastructures
3. R&D consisting primarily of BARDA spend, which is reimbursed, as well as NTM clinical spend for the completion of the ongoing Phase IIb
   - Cost savings through reduced Medical Affairs spend (~10 FTE reduction)
4. Mgmt Judgement reflects discretionary OpEx allocated to keep total costs in-line with expected spend needed to sustain topline
   - Reduction vs. prior LRP primarily driven by lower expected growth and corresponding infrastructure

Source Pinto March 2023 LRP (received on 3/3/2023 and updated on 3/31/2023 to reflect the status of ongoing Japan licensing discussions), and Pinto May 2023 LRP (received on 5/22/2023)

Management Projections Review

Pinto Monthly Cash Balances Through 2023: No "Turbo-T" vs. Expansion Scenario

MOELIS & COMPANY

- No Turbo-T scenario refers to an operating plan that does not implement the additional headcount cuts (~11 FTEs) / operational efficiencies that are contemplated in the May 2023 LRP
- Expansion scenario refers to an illustrative operating plan in which Pinto does not implement the additional headcount cuts contemplated in the May 2023 LRP, backfills currently open sales rep positions, and expands its field force by ~50 community reps in November 2023 and ~25 community reps in February 2024

PINTO MONTHLY CASH BALANCES: ILLUSTRATIVE NO "TURBO-T" SCENARIO

	1Q 2023A	Apr. 2023	May 2023	Jun. 2023	Jul. 2023	Aug. 2023	Sep. 2023	Oct. 2023	Nov. 2023	Dec. 2023
Beg. Cash	$34.2	$45.0	$42.7	$35.7	$31.6	$28.1	$27.9	$16.6	$15.2	$13.5
Net Δ in Cash	$10.8	($2.3)	($7.0)	($4.1)	($3.5)	($0.2)	($11.3)	($1.4)	($1.7)	($4.1)

Ending Cash Balance


$45.0
$42.7
$35.7
$31.6
$28.1
$27.9
$16.6
$15.2
$13.5
$9.4

PINTO MONTHLY CASH BALANCES: ILLUSTRATIVE INFRASTRUCTURE EXPANSION SCENARIO

	1Q 2023A	Apr. 2023	May 2023	Jun. 2023	Jul. 2023	Aug. 2023	Sep. 2023	Oct. 2023	Nov. 2023	Dec. 2023
Beg. Cash	$34.2	$45.0	$42.5	$38.3	$33.9	$28.2	$25.9	$10.1	$4.7	($1.2)
Net Δ in Cash	$10.8	($2.6)	($4.2)	($4.4)	($5.7)	($2.3)	($15.8)	($5.4)	($5.9)	($8.7)

Ending Cash Balance


$45.0
$42.5
$38.3
$33.9
$28.2
$25.9
$10.1
$4.7
($1.2)
($9.9)

Source: Pinto management

V. Pinto Illustrative Financial Analysis

Pinto Illustrative Financial Analysis

Analysis at Various Prices

MOELIS & COMPANY

($ in millions, except per share)		Unaffected (3/20/2023)[1]	Share Price (5/31/2023)[1]	Current (6/2/2023)	Offer Price per Pinto Share: Upfront Consideration	Offer Price per Pinto Share: PV of Total Consideration	Offer Price per Pinto Share: Undiscounted Total Consideration
		$1.37	$1.53	$1.92	$2.15	$2.69[2]	$3.00[3]
Implied Premium to Unaffected		*@ 3/20/23 Unaffected*	*@ 5/31/23*	*@ Market*	*56.9%*	*96.4%*	*119.0%*
Implied Premium to Current (as of 6/2/2023)		*@ 3/20/23 Unaffected*	*@ 5/31/23*	*@ Market*	*12.0%*	*40.1%*	*56.3%*
30-day VWAP		1.66	1.82	1.79	*20.4%*	*50.6%*	*67.9%*
60-day VWAP		1.84	1.99	1.98	*8.4%*	*35.6%*	*51.3%*
90-day VWAP		1.91	1.99	1.98	*8.5%*	*35.8%*	*51.4%*
Median Price Target		5.00	5.00	5.00	*(57.0%)*	*(46.2%)*	*(40.0%)*
Basic Shares Outstanding		57.282	57.282	57.282	57.282	57.282	57.282
Additional Dilutive Shares		4.253	4.253	4.254	4.257	4.269	4.276
(x) Diluted Shares Outstanding		61.536	61.536	61.536	61.540	61.551	61.558
Equity Value		**$84**	**$94**	**$118**	**$132**	**$166**	**$185**
Plus: Total Debt (as of 3/31/2023)		262	262	262	262	262	262
Less: Cash & Cash Equivalents (as of 3/31/2023)		(45)	(45)	(45)	(45)	(45)	(45)
Enterprise Value		**$301**	**$311**	**$335**	**$349**	**$382**	**$401**
Valuation Summary	Statistic (May 2023 LRP)						
TEV / '23E Revenue	160	1.9x	1.9x	2.1x	2.2x	2.4x	2.5x
TEV / '24E Revenue	195	1.5x	1.6x	1.7x	1.8x	2.0x	2.1x
TEV / '25E Revenue	231	1.3x	1.3x	1.4x	1.5x	1.7x	1.7x

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023), Capital IQ as of 6/2/2023
Note: Share count information as of 6/2/2023 (per Pinto management)
1 Unaffected share price of $1 37 as of 3/20/2023 (last trading day prior to M&A speculation); on 6/1/2023, prior rumors reaffirmed and Pinto shares traded up ~22% to $1 86 from $1 53 on 5/31/2023
2 Present value of total consideration at 100% probability of achievement at low end of WACC range (12 75%) For reference, Pinto management's 75% probability of achievement implies a CVR value range of $0 37 - $0 41 / share at a WACC range of 12 75% - 15 25%
3 Assumes a 100% probability of achievement and undiscounted CVR value

Pinto Illustrative Financial Analysis

Pinto Financial Analysis Summary

MOELIS & COMPANY

IMPLIED SHARE PRICE REFERENCE RANGES ($)

	Methodology	Assumptions
Valuation Methodologies	**Long-Range Plan DCF[1]** *(as of May 2023)*	• *WACC: 12.75% - 15.25%* • *PGR: (60) – (20)%*
	Selected Public Companies Analysis (2023 LRP Revenue)[2]	• *1.2x – 2.0x 2023E Revenue LRP revenue ($160mm)*
	Selected Public Companies Analysis (2024 LRP Revenue)[2]	• *1.2x – 1.7x 2024E Revenue LRP revenue ($195mm)*
	Selected Precedent Transactions Analysis[2,3]	• *2.0x – 3.4x NTM 3/31/2023 LRP revenue ($170mm)*
Trading Statistics (For Reference Only)	**Spec Pharma Premiums Paid**	• *50%-70%*
	Analyst Price Targets	• *3 analysts* • *Low: Jefferies (5/10/2023), BTIG (5/9/2023)* • *High: HCW (5/10/2023)*
	52-Week Low/High	• *Low: 3/20/2023* • *High: 10/31/2022*



Unaffected Share Price (3/20): $1.37[4]
Share Price (5/31): $1.53[4]
Current Share Price: $1.92[5]
Gallop / Neptune Proposed Consideration: $2.15 - $2.69 / share[6]
$0.80
$1.40
($0.40)
$1.70
Negative Implied Share Price
$0.30
$1.85
$2.00
$5.85
Premium to Current
Premium to Unaffected
$2.05
$2.35
$2.90
$3.25
$5.00
$6.00
$1.37
$3.56

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023), Capital IQ as of 6/2/2023

Note: All per share values rounded to the nearest 5 cents, except for 52-week trading statistics Share count information as of 6/2/2023 per Pinto management

1 Implied per share values assume adjusted 3/31/2023 A&E capital structure and include additional dilutive shares related to planned equity financing

2 Based on current capital structure; 2024 revenue excludes BARDA procurement revenue of $39 9mm

3 Precedent transaction reference ranges do not take into account the potential value of the CVRs from the selected transactions

4 Unaffected share price of $1 37 as of 3/20/2023 (last trading day prior to M&A speculation); on 6/1/2023, prior rumors resurfaced and Pinto shares traded up ~22% to $1 86 from $1 53 on 5/31/2023

5 Current share price of $1 92 as of 6/2/2023

6 Based on upfront consideration of $2 15 / share in cash and an illustrative CVR value range of $0 00 - $0 54 / share, assuming a probability of achievement of 0 – 100% and a discount rate based on estimated WACC range of 12 75% - 15 25% (see page 36 for additional detail) Pinto management's 75% probability of achievement implies a CVR value range of $0 37 - $0 41 / share at a WACC range of 12 75% - 15 25%

Pinto Illustrative Financial Analysis

Discounted Cash Flow Analysis – Methodology and Assumptions

DCF analysis reflects an implied enterprise value range for Pinto based on the estimated present value of unlevered after-tax free cash flows projected by Pinto management and estimated present value of both net operating losses and terminal value

- Analysis relies on Pinto management's 2023E-2032E financial projections, provided on May 22, 2023 and referenced herein as the May 2023 Long-Range Plan ("May 2023 LRP")
  - Projections are on a calendar year basis and assume a 21.0% and 6.5% effective federal and state tax rate, respectively, per Pinto management
  - Assumes a discount rate range of 12.75% to 15.25%, derived from Weighted Average Cost of Capital ("WACC") calculation
  - Unlevered after-tax free cash flows through 2032, net operating losses ("NOLs"), tax credits, and terminal values discounted with mid-year convention to an assumed valuation date of 3/31/2023
  - Terminal value at end of projection period based on a perpetuity growth rate range of (60.0%)-(20.0%), reflecting potential declines in sales and generation of cash flow following expected patent-loss of Nuzyra in 2031
  - Terminal value represents approximately 6.3% of net present value in the March 2023 LRP
- Includes utilization of Pinto's state and federal NOLs, as well as Tax Credits
  - ~$463mm[1] of U.S. Federal NOLs as of 12/31/2022
  - ~$423mm of U.S. State NOLs as of 12/31/2022
  - ~$13mm of U.S. Federal Tax Credits (including Orphan Tax Credits) and ~$1mm of U.S. State Tax Credits
- Analysis incorporates Pinto management standalone financing plans, the terms of which have been provided by management, as well as the achievement of the Revenue Performance Incentive Plan

Source Pinto management

1 Reflects useable amount per Section 382 analysis performed by EY in 2016 and reaffirmed in 2022; reflects ownership changes from 2014 reverse merger transaction with Transcept Pharmaceuticals and resulting limitation of ~$118mm NOLs generated prior to the merger; federal NOL balance per public filings of $581mm along with corresponding valuation allowance as advised by EY

Pinto Illustrative Financial Analysis

Discounted Cash Flow Analysis – DCF Adjusted TEV Build-Up

MOELIS & COMPANY

CURRENT ENTERPRISE VALUE BUILD (AS OF 3/31/2023)

Pinto Current Market Information	*(in millions, except per share data)*
Current Share Price (06/02/2023)	$1.92
Fully Diluted Shares Outstanding	61.536
Market Capitalization	**$118.1**
(+) Total Debt (03/31/2023)	261.6
(-) Cash & Cash Equivalents (03/31/2023)	(45.0)
Enterprise Value	**$334.7**

Pinto Current Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	57.282	NA	57.282
(1) New Equity Raised	-	NA	-
(1) New Warrants	-	NA	-
Stock Options	1.350	$11.19	0.000[1]
Restricted Stock Units	4.253	NA	4.253
Fifth Amendment Warrants	0.020	10.19	-
First Amendment Warrants	0.407	4.42	-
(2) Convertible Senior Sub Notes	10.377	15.90	-
(2) A&E New Convertible Notes	NA	NA	-
Total Shares			**61.536**

Pinto Current Debt Detail	Maturity	Rate	Principal
(2) Convertible Senior Sub Notes	2024	4.75%	$165.0
(2) A&E New Convertible Notes	NA	NA	-
R-Bridge Loan Agreement	2032	7.00%	59.5
Royalty-Backed Loan Agreement	2029	12.00%	37.0
Total Debt			**$261.6**

ADJ. 3/31/2023 A&E EV BUILD (USED FOR ANALYSIS)

Pinto Adj. Market Information	*(in millions, except per share data)*
Current Share Price (06/02/2023)	$1.92
Fully Diluted Shares Outstanding	98.568
Market Capitalization	**$189.3**
(+) Total Debt (Pinto Mgmt. Adjusted)	261.6
(-) Cash & Cash Equivalents (Pinto Mgmt. Adjusted)	(91.9)
Enterprise Value	**$358.9**

Pinto Adj. Shares Information *(in millions, except for per share data)*	Number Outstanding	Exercise Price	Diluted Shares
Basic Shares Outstanding	57.282	NA	57.282
(1) New Equity Raised	37.032	NA	37.032
(1) New Warrants	23.992	$2.05	-
Stock Options	1.350	$11.19	0.000[1]
Restricted Stock Units	4.253	NA	4.253
Fifth Amendment Warrants	0.020	10.19	-
First Amendment Warrants	0.407	4.42	-
Convertible Senior Sub Notes	2.201	15.90	-
A&E New Convertible Notes	63.284	2.05	-
Total Shares			**98.568**

Pinto Adj. Debt Detail	Maturity	Rate	Principal
Convertible Senior Sub Notes	2024	4.75%	$35.0
A&E New Convertible Notes	2026	8.00%	130.0
R-Bridge Loan Agreement	2032	7.00%	59.5
Royalty-Backed Loan Agreement	2029	12.00%	37.0
Total Debt			**$261.6**

ADJ. CASH @ 3/31/2023 BUILD

Pinto Adj. Cash Balance		*(in millions)*
Cash @ 3/31/2023 (before financing)		**$45.0**
(+) ATM Net Proceeds	1	22.6[2]
(+) Future Equity Offering Net Proceeds	1	28.2
(+) A&E New Convertible Notes Gross Proceeds	2	130.0
(-) Debt Refinanced	2	(130.0)
(-) Fees On Debt Raise		(3.9)[3]
Pinto Mgmt. Adj. Cash (A&E Plan)	3	**$91.9**

COMMENTARY

1. Represents the impact of the following financings:
   - Full draw of Pinto's $23mm ATM facility at Pinto's 30-D VWAP of $1.79 as of 6/2/2023, resulting in ~13.0mm additional shares
   - Follow-on equity offering of ~$30mm at a 30% discount to Pinto's 30-D VWAP of $1.79, resulting in ~24.0mm additional shares
   - Assumes equity offering has 100% warrant coverage, with warrants at a 15% premium to Pinto's 30-D VWAP
2. Represents revised "Amend & Extend" ("A&E") refinancing plan:
   - Assumes $130mm of the outstanding convertible 2024 notes are refinanced and the remaining $35mm of the 2024 notes are retired with cash at maturity
   - Assumes new notes mature in 2026, 8.00% coupon, 15% conversion premium to Pinto's 30-D VWAP
3. Cash balances shown do not include potential inflows from a Japan out-licensing deal; expected upfront payment of $7mm upfront (4Q'23)

Source: Company filings, Capital IQ as of 6/2/2023; Pinto management
Note: Share count information as of 6/2/2023 per Pinto management
1. Includes ~381 dilutive shares from ITM options
2. Full draw of Pinto's $23mm ATM facility at Pinto's 30-D VWAP of $1.79 as of 6/2/2023, resulting in ~13.0mm additional shares
3. Illustrative financing fees of ~3.0% on total amount raised ($130mm)

Pinto Illustrative Financial Analysis

Discounted Cash Flow Analysis

MOELIS & COMPANY

PROJECTED UNLEVERED FREE CASH FLOW

($ in millions)	3Q 2023E[1]	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	Terminal
Hospital	$61	$83	$93	$105	$120	$126	$138	$151	$150	$62	$62
Community	43	77	101	123	147	160	176	192	191	79	79
BARDA Procurement Rev.	-	40	-	38	-	-	-	-	-	-	-
Net Nuzyra Revenue	$104	$200	$193	$266	$267	$286	$315	$343	$340	$142	$142
Grant Revenue & Other Royalties	28	35	38	29	13	15	16	17	18	8	8
Total Revenue	**$132**	**$235**	**$231**	**$295**	**$280**	**$301**	**$331**	**$361**	**$359**	**$150**	**$150**
% Growth		*78%*	*(2%)*	*28%*	*(5%)*	*8%*	*10%*	*9%*	*(0%)*	*(58%)*	
Cost of Goods Sold	(14)	(26)	(27)	(39)	(35)	(35)	(39)	(42)	(42)	(17)	(17)
Royalties	(1)	(4)	(3)	(5)	(4)	(4)	(5)	(5)	(5)	(2)	(2)
CBC Payments	-	-	-	-	(1)	(2)	(3)	(3)	(3)	(1)	(1)
Total Cost of Sales	(15)	(29)	(30)	(44)	(40)	(41)	(46)	(50)	(50)	(21)	(21)
Gross Profit	**$117**	**$206**	**$201**	**$252**	**$240**	**$261**	**$285**	**$311**	**$309**	**$129**	**$129**
% Gross Margin	*89%*	*88%*	*87%*	*85%*	*86%*	*86%*	*86%*	*86%*	*86%*	*86%*	*86%*
Total Operating Expenses	(130)	(159)	(174)	(174)	(164)	(172)	(177)	(185)	(183)	(76)	(76)
EBIT	**($14)**	**$46**	**$27**	**$77**	**$75**	**$89**	**$108**	**$126**	**$126**	**$52**	**$52**
EBIT Margin	*NM*	*20%*	*12%*	*26%*	*27%*	*30%*	*33%*	*35%*	*35%*	*35%*	*35%*
(-) Taxes (@ 27.5%)[2]	-	(13)	(7)	(21)	(21)	(24)	(30)	(35)	(35)	(14)	(14)
Tax-Affected EBIT	**($14)**	**$34**	**$20**	**$56**	**$55**	**$64**	**$78**	**$91**	**$91**	**$38**	**$38**
(+) Depreciation	0	0	0	0	0	0	0	0	0	0	-
Δ in Net Working Capital	(15)	(4)	(11)	4	(10)	(6)	(5)	(6)	0	40	-
Revenue Performance Incentive Plan[4]	-	-	-	(28)	(28)	-	-	-	-	-	-
Unlevered Free Cash Flow	**($28)**	**$30**	**$9**	**$32**	**$16**	**$58**	**$73**	**$86**	**$92**	**$79**	**$38**

Total BARDA procurements represent 21.6% of TEV

Terminal Value represents ~6.4% of TEV

IMPLIED PINTO SHARE PRICE[3]

Pinto SA NPV Build	Low	High
Total Undiscounted FCF	$446	$446
Terminal Value	20	93
PV of FCF	172	199
PV of Terminal Value	5	31
Implied Enterprise Value	**$178**	**$229**
(-) Debt	(262)	(262)
(+) Cash	92	92
Implied Equity Value	**$8**	**$60**
Pinto FDSO	98.568	98.568
Implied Share Price	**$0.08**	**$0.60**

A

+

Pinto NOL / Tax Credit NPV Build	Low	High
Total Undiscounted FCF	$152	$152
PV of FCF	71	80
NOL / Tax Credit Value	**$71**	**$80**
Pinto FDSO	98.568	98.568
Implied Value Per Share	**$0.72**	**$0.81**

B

=

		Perpetuity Growth Rate				
		(60.0%)	(50.0%)	(40.0%)	(30.0%)	(20.0%)
WACC	12.75%	$1.17	$1.20	$1.25	$1.31	$1.41
	13.38%	1.07	1.10	1.14	1.20	1.30
	14.00%	0.98	1.01	1.05	1.10	1.19
	14.63%	0.89	0.92	0.95	1.00	1.08
	15.25%	0.80	0.83	0.86	0.91	0.99

C

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023), Capital IQ as of 6/2/2023

Note: Analysis assumes mid-year discounting and valuation date of 3/31/2023; WACC range of 12.75%-15.25% and a TVGR range of (60.0%)-(20.0%). Assumes adjusted-A&E capital structure

1 Period represents stub year beginning 3/31/2023 (includes three quarters of 2023E)

2 Tax expense shown at 27.5% (21.0% federal and 6.5% state); Pinto NOL balance valued separately and included in per share values assuming same WACC range (Low corresponds to a WACC of 15.25% and a TVGR of (60.0%) and High corresponds to a WACC of 12.75% and a TVGR of (20.0%)

3 Fully diluted share count using treasury stock method and based on 57.282mm basic shares outstanding, 4.253mm RSUs / PSUs, potential dilutive shares from 1.350mm options with strike prices ranging $1.75 to $29.80 (WAEP of $11.19), assumed full draw of Pinto's ATM (resulting in 13.0mm additional shares), a future equity raise of $30mm resulting in 24.0mm additional shares with 100% warrant coverage (struck at $2.05, a 15% premium to Pinto's 30-D VWAP) and 0.407mm in First Amendment Warrants with a WAEP of $4.42; adjusted cash as detailed on prior page plus adjustment of future equity raise of $30mm at a 30% discount to Pinto's 30-D VWAP of $1.79; total debt outstanding includes $35.0mm 2024 convertible notes (conversion price: $15.90), $130mm 2026 convertible notes (conversion price: $2.05), and a R-Bridge loan of $59.5mm and $37.0mm royalty-backed loan

4 RPI payments assumed to be paid in cash for valuation purposes (payable in cash or stock at Pinto's election). Payouts based on two $25mm tranche payments plus accrued interest at L + 2% (accrue on the total incentive pool amount beginning on date each tranche is achieved through year of payout)

Pinto Illustrative Financial Analysis

Illustrative Gallop / Neptune CVR Value Range

Illustrative CVR net present value range of $0.00 - $0.54 per share at a 0 – 100% probability of achievement and a 12.75% - 15.25% discount rate

CVR OVERVIEW

- CVR of $0.85 / share (payable in cash) upon core commercial net Nuzyra sales[1] in any calendar year in the U.S. exceeding $320mm prior to December 31, 2026
  - Core commercial net Nuzyra sales exclude sales from BARDA procurements and any other one-time, non-recurring income

ASSUMPTIONS

- Represents Pinto management's views of illustrative Nuzyra commercialization under Gallop / Neptune's ownership
- CVR estimated to be achieved at YE 2026 (based on Pinto management's views) and discounted to a valuation date of 3/31/2023 using an estimated Pinto weighted average cost of capital range of 12.75% - 15.25%
- Illustrative CVR value based on implied fully diluted shares outstanding[3] at upfront consideration of $2.15 plus the implied CVR value per share
- CVR probability of achievement illustratively assumed at a range of 0% to 100%; Pinto management assumes a 75% probability of achievement under the Base Case Expansion scenario
  - Pinto management contemplated two illustrative commercial scenarios to inform this assessment (shown below for reference)

DISCOUNTED CASH FLOW ANALYSIS – CVR SENSITIVITY[2]

		Probability of Achievement				
		0%	25%	50%	75%	100%
WACC	12.75%	–	$0.14	$0.27	$0.41	$0.54
	13.38%	–	0.13	0.27	0.40	0.53
	14.00%	–	0.13	0.26	0.39	0.52
	14.63%	–	0.13	0.25	0.38	0.51
	15.25%	–	0.12	0.25	0.37	0.50

ILLUSTRATIVE NUZYRA NET REVENUE PROJECTIONS



Base Case Expansion[4]
Single Wave Expansion[5]
✓ / × CVR achieved / not achieved
$500
$400
$300
$200
$100
–
$320mm CVR threshold
$137 $137
$187 $186
$254 $243
$323 $301
$397 $363
2023E
2024E
2025E
2026E
2027E

Source: Pinto management and Gallop / Neptune NBO (received 5/22/2023); assumes year-end discounting with a valuation date of 3/31/2023

1 Core commercial Nuzyra sales exclude BARDA procurements and any other one-time, non-recurring income

2 Based on estimated achievement in 2026E under Pinto management's illustrative Base Case Expansion Scenario

3 Consists of 57 282mm basic shares outstanding, 4 253mm RSUs / PSUs, and potential dilutive shares from 1 350mm options with strike prices ranging from $1 75 to $29 80 (WAEP of $11 19)

4 Assumes Pinto maintains ~40 hospital reps and expands to ~160 community reps, with a staged expansion of 40 reps in December 2023 and another 40 reps in July 2024

5 Assumes Pinto maintains ~40 hospital reps and expands to ~120 community reps, with a single expansion of 40 reps in December 2023

Pinto Illustrative Financial Analysis

Selected Publicly Traded Companies Analysis – Methodology & Assumptions

Analyzed certain financial information and market trading multiples of selected publicly traded, commercial specialty pharma companies deemed generally relevant by Moelis in certain respects to Pinto

- The selected publicly traded companies analysis provides a valuation range based on how the public markets value businesses with characteristics determined by Moelis to be similar in certain respects to Pinto
  - Analysis focuses on 2023E and 2024E revenue multiples based on Street consensus estimates with other trading statistics included for reference
  - 2024E revenue multiples were included to reflect updated trading statistics as publicly traded companies report YTD actuals and deliver 2023 guidance
  - We view revenue multiples for other years to be less relevant due to focus on nearer-term uptake for recently launched drugs and the revenue fluctuations therein
- Selected the publicly traded companies based on the following criteria:
  - Pharmaceutical companies with a focus on companies marketing anti-infective treatments, therapies utilized primarily in the hospital setting, and other specialty pharmaceutical companies promoting branded products with a similar growth profile to Nuzyra
  - Excluded clinical-stage companies due to their lack of an established revenue base and different risk factors
  - Primary commercial operations conducted in North America
  - Other similar factors to Pinto including competition, size of commercial opportunity, and overall growth profile
  - Market cap between $100.0mm and $1.5bn, excluding distressed companies[1]
- None of the selected public companies reviewed in this analysis were deemed directly comparable to Pinto
  - None of the selected public companies fitting the selection criteria have a primary commercial focus on anti-infectives; public companies focused on anti-infectives have faced substantial commercial and financial headwinds and have a market cap below the lower threshold criteria or were deemed to be distressed (e.g., AcelRx, Nabriva, Spero, Scynexis, Iterum, Cidara, Contrafect)
  - Since the last presentation to Pinto's Transaction Committee in December 2022, select publicly traded companies have had fundamental business changes that have impacted relevance to Pinto in certain respects
    - Emergent has experienced ongoing operational and financial constraints, as such, is deemed more relevant to Pinto
    - Xeris recently announced a research and development collaboration with Regeneron on March 30 that provided validation for its drug formulation platform Xeriject[2]; collaboration has materially improved its business prospects and share performance, as such is deemed less relevant to Pinto
    - SIGA's business performance and public trading has normalized from the recent monkeypox outbreak
- Reference 2023E revenue multiple range informed by selected publicly traded companies of **1.2x – 2.0x** and 2024E revenue multiple range of **1.2x – 1.7x**
  - Low end of the reference range informed by Emergent, which has experienced challenges related to operational concerns and debt/balance sheet constraints
  - High end of the reference range informed by the mean of the selected publicly traded companies

1 Companies trading below net cash value on an enterprise value basis
2 Financial terms of research collaboration not publicly disclosed; under terms of agreement, Xeris will use Xeriject to develop ultra-highly concentrated, ready-to-use, small volume subcutaneous injections of two undisclosed monoclonal antibodies developed by Regeneron

Pinto Illustrative Financial Analysis

Selected Publicly Traded Companies Analysis – Trading and Operating Metrics

($ in millions, except per share data) Company Name	Share Price as of 6/2/2023	% of 52 Wk High	Market Cap.	Total Debt	Total Cash	Enterprise Value	EV / Revenue 2022A	2023E	2024E	2025E	CAGR ('21-'25)
SIGA	$5.60	20.7%	$401	-	$116	$285	2.6x	1.6x	1.6x	1.6x	7.9%
Emergent [1]	8.24	22.8%	434	1,405	656	1,183	1.1x	1.2x	1.2x	1.4x	(16.6%)
Heron	1.12	19.9%	148	150	60	238	2.2x	1.8x	1.4x	1.1x	25.3%
Xeris	2.82	93.1%	418	197	95	520	4.7x	3.5x	2.8x	2.3x	45.9%
Median		**21.8%**	**$409**	**$174**	**$105**	**$403**	**2.4x**	**1.7x**	**1.5x**	**1.5x**	**16.6%**
Mean		**39.1%**	**$350**	**$438**	**$232**	**$557**	**2.6x**	**2.0x**	**1.7x**	**1.6x**	**15.6%**
Pinto (Street Consensus) [2]	$1.92	52.6%	$118	$262	$45	$335	2.1x	2.2x	1.5x	1.3x	17.6%
Pinto (Long-Range Plan)	$1.92	52.6%	$118	$262	$45	$335	2.1x	2.1x	1.7x	1.4x	15.4%
Pinto (Street Consensus, unaffected price as of 3/20/2023) [2]	$1.37	37.5%	$85	$261	$70	$276	1.7x	1.8x	1.2x	1.1x	17.6%
Pinto (Long-Range Plan, unaffected price as of 3/20/2023)	$1.37	37.5%	$85	$261	$70	$276	1.7x	1.7x	1.4x	1.2x	15.4%

Source Pinto May 2023 LRP (received on 5/22/2023), Wall Street Research, Capital IQ as of 3/20/2023 and 6/2/2023
Note Pinto management estimates adjusted to exclude BARDA procurement revenue of $39 9mm in 2024E
1 Financial estimates pro forma for sale of Traveler Vaccines portfolio (estimates per Cowen 2/24/2023 report) Cash and debt not adjusted for May 18th amendment to existing senior credit facility
2 Mean of BTIG, Jefferies, and HCW

Pinto Illustrative Financial Analysis

Selected Publicly Traded Companies Analysis – Historical Trading Detail



16.0x
14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
SIGA
HRTX
EBS
XERS
Pinto[1]
6/3/2022
8/14/2022
10/26/2022
1/7/2023
3/21/2023
6/2/2023
3.5x
2.2x
1.8x
1.6x
1.2x

	Average TEV / 2023 Revenue Multiple			
	12 months	6 months	3 months	1 month
SIGA	4.3x	2.2x	1.8x	1.7x
Heron	2.6x	2.3x	2.3x	2.1x
Emergent	1.4x	1.3x	1.3x	1.4x
Xeris	1.7x	2.0x	2.5x	3.2x
Median[2]	**2.2x**	**2.1x**	**2.0x**	**1.9x**
Pinto (Street)	1.5x	1.7x	2.0x	2.1x
Pinto (LRP)	2.0x	2.0x	2.1x	2.0x

Source Capital IQ as of 6/2/2023, Wall Street Research, Company filings, Pinto May 2023 LRP (received on 5/22/2023)
1 Based on Street consensus
2 Median excludes Pinto

Pinto Illustrative Financial Analysis

Selected Publicly Traded Companies Analysis – Performance & Historical Trading Volume

MOELIS & COMPANY


SIGA
HRTX
EBS
XERS
Pinto
350%
300%
250%
200%
150%
100%
50%
0%
6/3/2022
8/14/2022
10/26/2022
1/7/2023
3/21/2023
6/2/2023
M&A Rumors Leak (3/21/2023)
Second Leak (6/1/2023)
128%
96%
48%
37%
26%

	Share Price Performance				Share Price Performance	
	12 months	6 months	3 months	1 month	LTM Pre-Leak [1]	Post-Leak [1]
SIGA	(48%)	(40%)	(16%)	(2%)	(22%)	1%
Heron	(58%)	(50%)	(46%)	(45%)	(59%)	(30%)
Emergent	(77%)	(29%)	(39%)	(15%)	(81%)	6%
Xeris	36%	132%	136%	29%	(53%)	129%
Pinto	**1%**	**(10%)**	**3%**	**4%**	**(57%)**	**39%**

	Average Trading Volume ('000s)				Average Trading Volume	
	12 months	6 months	3 months	1 month	LTM Pre-Leak [1]	Post-Leak [1]
SIGA	3,672	774	797	846	4,493 [2]	720
Heron	2,681	2,437	2,526	2,945	2,610	2,735
Emergent	1,071	1,436	1,773	1,263	1,019	1,836 [3]
Xeris	1,076	1,133	1,299	1,298	1,190	1,303
Pinto	**505**	**534**	**750**	**392**	**520**	**787**

Source Capital IQ as of 6/2/2023
Note Chart share price performance shown relative to share price as of 6/2/2022
1 Pre-Leak statistics based on the LTM period prior to 3/20/2023 (last trading date prior to Pinto M&A rumors being published) Post-Leak statistics based on period beginning on the unaffected 3/20/2023 date
2 Decrease in volume due to LTM period including high volume trading days during the monkeypox outbreak (May – August 2022)
3 Increase in volume due to high trading volume on the day of Narcan receiving OTC approval and the following trading day (3/29/2023, 3/30/2023)

Pinto Illustrative Financial Analysis

Selected Distressed Biopharma Case Studies (For Reference Only)

MOELIS & COMPANY

MELINTA THERAPEUTICS

Statistic ($mm)	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19	2Q'19	3Q'19
TEV [1]	$630	$268	$263	$139	$87	$81	$105
NTM Rev.	68	80	85	73	73	74	85
TEV/NTM Rev.	**9.2x**	**3.4x**	**3.1x**	**1.9x**	**1.2x**	**1.1x**	**1.2x**
Net Debt	*15*	*(43)*	*25*	*29*	*37*	*67*	*89*


$100
$80
$60
$40
$20
–
Following slower than expected revenue growth, announced doubt about ability to continue as a going concern in 1Q'19 and filed for bankruptcy on 1/2/2020
(100%)
1/1/2018
5/27/2018
10/20/2018
3/15/2019
8/8/2019
1/1/2020

ACHAOGEN

Statistic ($mm)	3Q'17	4Q'17	1Q'18	2Q'18	3Q'18	4Q'18	1Q'19
TEV [1]	$623	$344	$329	$418	$180	$69	$22
NTM Rev.	5	5	13	22	27	19	16
TEV/NTM Rev.	**NM**	**NM**	**26.1x**	**19.0x**	**6.7x**	**3.7x**	**1.4x**
Net Debt	*(205)*	*(175)*	*(143)*	*(120)*	*(76)*	*(33)*	*19*


$40
$30
$20
$10
–
Following slow hospital uptake and a CRL in 2Q'18, announced doubt about ability to continue as a going concern in 2Q'19 and filed for bankruptcy on 4/15/2019
(100%)
3/30/2017
8/26/2017
1/22/2018
6/20/2018
11/16/2018
4/14/2019

EMERGENT BIOSOLUTIONS

Statistic ($mm)	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22	1Q'23	Current [2]
TEV [1]	$2,903	$2,724	$2,107	$1,860	$1,458	$1,409	$1,183 [2]
NTM Rev.	1,635	1,333	1,163	1,204	1,153	1,124	1,004
TEV/NTM Rev.	**1.8x**	**2.0x**	**1.8x**	**1.5x**	**1.3x**	**1.3x**	**1.2x**
Net Debt	*271*	*271*	*397*	*462*	*804*	*750*	*750*


$100
$75
$50
$25
–
After receiving a FDA warning letter on 8/16/2022, announced doubt ability to continue as a going concern in 3Q'22; shares traded down ~35%
(91%)
3/30/2021
9/4/2021
2/10/2022
7/19/2022
12/25/2022
6/2/2023

CLOVIS ONCOLOGY

Statistic ($mm)	2Q'21	3Q'21	4Q'21	1Q'22	2Q'22	3Q'22	4Q'22
TEV [1]	$1,062	$998	$911	$734	$729	$782	$687
NTM Rev.	184	182	185	166	169	172	225
TEV/NTM Rev.	**5.8x**	**5.5x**	**4.9x**	**4.4x**	**4.3x**	**4.5x**	**3.0x**
Net Debt	*417*	*428*	*428*	*472*	*552*	*602*	*NA*


$8
$6
$4
$2
–
Announced doubt about ability to continue as a going concern in 4Q'21 and filed for bankruptcy on 12/12/2022 despite significant cost-saving initiatives after being unable to raise additional capital
(100%)
9/30/2021
2/5/2022
6/14/2022
10/21/2022
2/27/2023

Source: Capital IQ, Wall Street Research, Company Filings
Note: Multiples above 30.0x shown as NM
1 Represents average enterprise values over the corresponding period
2 As of 6/2/2023

Pinto Illustrative Financial Analysis

Selected Precedent Transactions Analysis – Methodology & Assumptions

Analyzed implied enterprise values from upfront consideration and NTM revenue of selected M&A transactions for anti-infective and hospital focused companies deemed generally relevant by Moelis in certain respects to Pinto

- The selected precedent transactions analysis provides a valuation range based on transaction values for businesses with operational characteristics determined by Moelis to be similar in certain respects to Pinto
  - Analysis focuses on NTM revenue multiples; near-term performance of commercial product(s) was deemed by us to be the most relevant factor in assessing transaction value
- Selected the precedent transactions based on the following criteria:
  - Pharmaceuticals companies focused on branded specialty pharmaceuticals used as anti-infective treatments or otherwise primarily utilized in a hospital setting
  - Included asset acquisitions that involved the purchase of commercial anti-infective treatments
  - Excluded transactions involving targets without commercial assets
  - Target companies with primary commercial operations conducted in North America
  - Transactions announced since 2017, approximately the last five years, with total value in excess of $100mm and up to $1.0bn
- Reference NTM revenue based on the selected precedent transactions of **2.0x – 3.4x NTM revenue**[1]
  - Low end of range informed by Chimerix (Tembexa), a relevant precedent where the given asset involved was an anti-infective product with sales in the government channel; deemed to be influenced by seasonality (higher revenue expectations)
  - High end of range informed by Medicines Company (AI Business), the most relevant precedent given anti-infectives focus; deemed to reflect high end given more favorable market conditions at the time of the transaction (Nov 2017); market conditions have become increasingly challenging since, as reflected by performance of the anti-infectives sector
  - Flexion and Adamas, two of the deals above our selected range, both had more attractive call points (concentrated prescriber base to reach addressable patient population) relative to Pinto
  - The growth profile of Emergent's traveler vaccines portfolio was primarily driven by a clinical-stage asset, making the NTM multiple less relevant
  - Broader biotech share prices have traded down substantially over the last year, impacting valuations and therefore comparability of any one transaction to the current market environment
  - Selected precedents include broader specialty pharma transactions given the limited number of relevant anti-infective transactions over the past five years; anti-infective transactions including Scynexis (significant portion of transaction value based on royalties), Spero (clinical-stage license), F2G (clinical-stage license), Cidara (registrational license), Entasis (related party transaction), Tetraphase (financial distress), and Achaogen (financial distress) were not deemed relevant to Pinto

1 Precedent transaction reference ranges do not take into account the potential value of the CVRs from the selected transactions

Pinto Illustrative Financial Analysis

Selected Precedent Transactions Analysis – Transaction Metrics

	Announced	Target	Acquiror	Indication	Upfront TEV ($mm)	Contingent Value ($mm)	Total Value ($mm)	NTM Rev ($mm)	Consideration		Premia[1]		Upfront /
									Cash	Equity	1 day	1 month	NTM Rev.
Prd.	02/15/2023	Emergent (Traveler's Vaccines)	Bavarian Nordic	Typhoid, Cholera	$270	$110	$380	$49	100%	-	NA	NA	5.5x
Pub.	07/11/2022	La Jolla	Innoviva	Septic Shock	149	-	149	56	100%	-	84%	76%	2.7x
Prd.	[redacted]		[redacted]								[redacted]	[redacted]	[redacted]
Pub.	02/14/2022	BDSI	Collegium	Chronic Pain	552	-	552	194	100%	-	54%	66%	2.8x
Pub.	10/11/2021	Flexion	Pacira	OA Knee Pain	587	422	1,009	151	100%	-	47%	38%	3.9x
Pub.	10/11/2021	Adamas	Supernus	Parkinson's Dyskinesia	457	49	506	112	100%	-	76%	72%	4.1x
Pub.	[redacted]	[redacted]	[redacted]	[redacted]			[redacted]				[redacted]	[redacted]	[redacted]
Pvt.	[redacted]									[redacted]	[redacted]		
Pvt.	[redacted]						[redacted]				[redacted]	[redacted]	[redacted]
Prd.	11/29/2017	The Medicines Company (AI Business)	Melinta	cUTI, ABSSSI	270	-	270	80	80%	20%	NA	NA	3.4x
Mean					**$407**	**$78**	**$485**	**$128**			**61%**	**58%**	**3.4x**
Median					**$363**	**$25**	**$443**	**$111**			**54%**	**66%**	**3.2x**

Pinto at [redacted] *Offer Price (Received 5/22/2023)*

	Upfront TEV ($mm)	Contingent Value ($mm)	Total Value ($mm)	NTM Rev ($mm)	Cash	Equity	1 day	1 month	Upfront / NTM Rev.
Long-Range Plan: $2.15 / share + 0.85 / share CVR	**$349**	**$52**	**$401**	**$170[2]**	**100%**	**-**	**13%[3]**	**8%[3]**	**2.0x**

Pub. And Pvt. denote deals involving a public / private target, respectively. Prd. denotes deals involving the acquisition of a product / product portfolio

Source: Company filings, Press releases, Wall Street Research, Capital IQ, Pinto May 2023 LRP (received on 6/2/2023)
1. Represent unaffected premia based on upfront consideration; 1-month premia are based on the target's VWAP over 30 trading days prior to the transaction announcement
2. Does not include BARDA procurement revenue in NTM period; revenue consists of product revenue, government contract service & grant revenue, and collaboration & royalty revenue. NTM revenues determined as of 3/31/2023
3. Based on Pinto closing price of $1.91 as of 5/22/2023 and Pinto 30D VWAP of ~$1.98 as of 5/22/2023 per Bloomberg

Appendix

A. Additional Counterparty Detail

Additional Counterparty Detail

Active Counterparties Summary

Company	Status
Gallop / Neptune	Submitted "best and final" proposal of $2.15 / share in upfront cash and $0.85 / share in CVRs on 5/23/2023
[redacted]	Received VDR access on 6/2/2023; progressing toward submitting a NBO on 6/6 or 6/7
[redacted]	Pinto reached out to [redacted]'s CEO on May 23rd

Additional Counterparty Detail
Other Parties Contacted

Company	Furthest Stage of Review	Status	Decline Date	Feedback
[redacted]	Intro Call	Not interested in pursuing further	12/20/2022	• Not currently a strategic priority
[redacted]	Intro Call	Did not respond to attempts to schedule management presentation	NA	• Unable to engage in the near-term; focused on integrating recent acquisitions
[redacted]	Intro Call	Reiterated lack of interest in pursuing the opportunity	12/2/2022	• Remain focused on internal programs
[redacted]	Submitted Offer	Pulled out due to being unable to meet diligence timeline	6/1/2023	• Unable to meet diligence timeline and will be moving on from the opportunity
[redacted]	Confidential Discussion	Reiterated lack of interest in pursuing the opportunity	1/27/2023	• Community business not a strategic fit
[redacted]	Intro Call	Not interested in pursuing further	12/21/2022	• Not currently a strategic priority
[redacted]	Confidential Discussion	Did not express interest in engaging further following initial review	NA	• Expressed challenges with anticipated near-term cash burn / profitability
[redacted]	Diligence	Will not engage further on M&A but remain interested in Japan	1/30/2023	• Expressed concerns over commercial profile
[redacted]	Intro Call	Limited strategic fit; prioritizing other opportunities	3/7/2023	• Focused on other near-term opportunities
[redacted]				
[redacted]	Intro Call	Reiterated limited interest in the anti-infectives space	3/1/2023	• Anti-infectives not a current area of focus
[redacted]	Intro Call	Limited interest given challenges with Pinto's cap structure	3/1/2023	• Unlikely to engage given challenges with Pinto's cap structure and profitability
[redacted]	Intro Call	Limited interest given size and anticipated financing challenges	3/7/2023	• Expressed challenges over financing and equity check size
[redacted]	Intro Call	Not interested in the anti-infectives space	3/8/2023	• Anti-infectives not a current area of focus

C. WACC Detail

WACC Detail

WACC Analysis: Methodology & Assumptions

- Implied WACC range of 12.75% to 15.25% is determined using weighted cost of debt and cost of equity using CAPM with key inputs noted below
- Tax rate of 27.5% (21.0% federal, 6.5% state) assumed per Pinto management
- Pre-tax cost of debt of 14.50%, based on:
  - Pinto's quoted interest rate on a term loan during recent financing discussions (S + 8.50% with a 2.50% floor, implying an interest rate of ~13.7%[1]; term sheet received on 10/18/2022)
  - Xeris' up to $150mm term loan (of which $100mm is drawn) entered in March 2022 at S + 9.00% + 0.26%, implying an interest rate of ~14.5%[1]
  - Pinto's convertible notes are trading at ~82 ¢ as of 6/2/2023, with a resulting YTW of ~28.3%
- Total long term debt to capital range of 5.0% to 55.0% and unlevered beta range of 0.600 to 1.000 based on select publicly traded companies
  - Moelis considered the range of selected publicly traded companies' 2-year weekly and 5-year monthly adjusted unlevered betas to determine the unlevered beta range
  - Because Pinto's share price has changed significantly over the 2-year and 5-year periods, Moelis also examined both current debt to cap and at debt to cap based on average 2-year and 5-year capital structure
- Risk-free rate of 4.03% based on the yield to maturity of 20-year U.S. Treasuries (as of 6/2/2023)
- Historical long-horizon equity risk premium (supply – side) of 6.35%[2]
- Size premium of 4.83% based on the 10th decile tier for companies with an equity value between ~$2mm - $218mm[2]

Source Company filings, Pinto management assumptions
1 Based on a 3M SOFR rate of ~5 23% as of 6/2/2023
2 Kroll Cost of Capital Navigator 2022

WACC Detail

Pinto Illustrative WACC Analysis

($ in millions)	Equity Value	Total Debt	Debt / Equity	Debt / Total Cap.	2Y Debt / Equity	5Y Debt / Equity	2Y Debt / Total Cap.	5Y Debt / Total Cap.	Adjusted Levered Beta 2Y Weekly	Adjusted Levered Beta 5Y Monthly	Unlevered Beta[1] 2Y Current	Unlevered Beta[1] 5Y Current	Unlevered Beta[1] 2Y His. Avg.	Unlevered Beta[1] 5Y His. Avg.
Selected Publicly Traded Companies														
SIGA	$401	-	-	-	0.4%	6.4%	0.4%	5.5%	1.008	0.877	1.008	0.877	1.005	0.835
Emergent	434	1,405	324.0%	76.4%	102.5%	53.2%	41.9%	26.4%	0.953	0.953	0.268	0.268	0.527	0.671
Heron	148	150	101.4%	50.3%	34.9%	14.7%	24.2%	10.4%	1.586	0.955	0.881	0.530	1.243	0.856
Xeris	418	197	47.2%	32.1%	60.4%	60.4%	35.8%	35.8%	1.117	1.222	0.814	0.890	0.756	0.827
		Mean:	**118.1%**	**39.7%**	**49.5%**	**33.7%**	**25.5%**	**19.5%**	**1.166**	**1.002**	**0.743**	**0.641**	**0.883**	**0.797**
		Median:	**74.3%**	**41.2%**	**47.7%**	**33.9%**	**30.0%**	**18.4%**	**1.063**	**0.954**	**0.847**	**0.704**	**0.881**	**0.831**
Pinto	**$118**	**$262**	**221.4%**	**68.9%**	**171.7%**	**147.2%**	**61.1%**	**56.7%**	**1.300**	**1.389**	**0.499**	**0.533**	**0.579**	**0.672**

COST OF EQUITY RANGE

Total Debt / Total Capital	Unlevered Beta 0.600	0.680	0.760	0.840	0.920	1.000
5.0%	12.82%	13.34%	13.87%	14.40%	14.92%	15.45%
17.5%	13.26%	13.84%	14.43%	15.01%	15.60%	16.19%
30.0%	13.85%	14.52%	15.19%	15.85%	16.52%	17.18%
42.5%	14.71%	15.49%	16.27%	17.05%	17.83%	18.61%
55.0%	16.05%	17.01%	17.96%	18.92%	19.88%	20.84%

WACC RANGE

Total Debt / Total Capital	Unlevered Beta 0.600	0.680	0.760	0.840	0.920	1.000
5.0%	12.70%	13.20%	13.70%	14.20%	14.70%	15.21%
17.5%	12.78%	13.26%	13.74%	14.23%	14.71%	15.19%
30.0%	12.85%	13.32%	13.78%	14.25%	14.72%	15.18%
42.5%	12.93%	13.38%	13.83%	14.27%	14.72%	15.17%
55.0%	13.00%	13.44%	13.87%	14.30%	14.73%	15.16%

Source: Company filings, Bloomberg, Capital IQ as of 6/2/2023

1 Median unlevered adjusted beta of selected companies used to calculate relevered beta using the formula $B = B_u(1+(1-t)(D/E))$; 2-year and 5-year betas unlevered using a U S statutory tax rate of 21 0%, except for SIGA, for which their 2022 effective tax rate of 23 2% was used

D. Pinto Projections Benchmarking

Pinto Projections Benchmarking

Street Benchmarking

MOELIS & COMPANY

($ in millions)

May 2023 LRP (Pinto Mgmt)
Street Mean

GROSS PROFIT


$1,000
$750
$500
$250
$0
$895
$697
$587
$476
$373
$303
$252
$240
$261
$285
$311
$309
$139
$206
$214
$131
$191
$201
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

RESEARCH & DEVELOPMENT EXPENSE


$40
$35
$30
$25
$20
$15
$10
$5
$0
$33
$34
$26
$22
$23
$21
$6
$6
$6
$6
$8
$5
$4
$4
$4
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

SELLING, GENERAL & ADMINISTRATIVE[1]


$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$145
$126
$136
$152
$158
$166
$173
$180
$179
$138
$140
$140
$145
$147
$162
$183
$147
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

EBITDA


$800
$600
$400
$200
$0
($200)
$584
$415
$339
$253
$171
$118
$48
$47
($38)
$76
$89
$108
$126
$126
$77
$14
$27
($32)
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E

Source Wall Street Research, Pinto May 2023 LRP (received 5/22/2023)
1 SG&A includes all other operating expenses not allocated to R&D

Pinto Projections Benchmarking

Street Benchmarking: Jefferies[1]

MOELIS & COMPANY

($ in millions)

May 2023 LRP (Pinto Mgmt)
Jefferies

GROSS PROFIT


$300
$250
$200
$150
$100
$50
$0
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
$145
$137
$140
$152
$151
$166
$173
$180
$179
$137
$126
$137
$144
$158
$155
$199
$256

RESEARCH & DEVELOPMENT EXPENSE


$40
$30
$20
$10
$0
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
$33
$33
$34
$35
$26
$34
$35
$23
$6
$5
$4
$4
$4
$0
$0
$0
$0

SELLING, GENERAL & ADMINISTRATIVE[2]


$300
$250
$200
$150
$100
$50
$0
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
$145
$137
$140
$152
$151
$166
$173
$180
$179
$137
$126
$137
$144
$158
$155
$199
$256

EBITDA


$300
$200
$100
$0
($100)
2023E
2024E
2025E
2026E
2027E
2028E
2029E
2030E
2031E
($32)
($24)
$47
$20
$27
$67
$112
$76
$152
$89
$195
$108
$251
$126
$126

TAKEAWAYS

While Jefferies' forecast appears in line with topline estimates of select Pinto cases, several assumption and methodology differences drive variance in per share NPV:

1. Differences in operating cost assumptions yield cumulative cash flows in Jefferies model that are substantially higher than that of Pinto's LRP
2. Jefferies utilizes a sum-of-the-parts NPV methodology and does not adjust for Pinto's capital structure or make cash flow adjustments to NOPAT
3. Jefferies does not incorporate the potential dilutive impact of contemplated financings or amendment to the 2024 Notes

Source: Wall Street Research, Pinto May 2023 LRP (received on 5/22/2023)
1 Selected for further comparison since topline projections were most closely aligned with Mgmt Long-Range Plan
2 SG&A includes all other operating expenses not allocated to R&D

Pinto Projections Benchmarking

Street Benchmarking: Current vs. Pre-Q4 Earnings Projections Comparison

MOELIS & COMPANY

CURRENT STREET REVENUE PROJECTIONS VS. PRE-Q4 REVENUE PROJECTIONS

$ in millions		2023	2024	2025	2026	2027	2028	2029	2030	2031
Jefferies	Pre-Q4 Rev. Projections	$235	$299	$292	$336	$351	$461	$452	$399	$365
	Current Rev. Projections	$169	$226	$224	$291	$312	$370	$474	$610	$0
	Delta	($66)	($73)	($68)	($45)	($39)	($92)	$22	$211	($365)
BTIG	Pre-Q4 Rev. Projections	$201	$311	$531	$783	$1,051	$1,308	$1,492	$1,628	$1,788
	Current Rev. Projections	$147	$189	$310	$472	$672	$884	$1,000	$1,085	$1,165
	Delta	($54)	($121)	($221)	($311)	($379)	($425)	($493)	($543)	($624)
HCW H.C.WAINWRIGHT&CO.	Pre-Q4 Rev. Projections	$147	$189	$310	$472	$672	$884	$1,000	$1,085	$1,165
	Current Rev. Projections	$149	$249	$213	$292	$295	$380	$523	$676	$828
	Delta	$2	$59	($97)	($180)	($377)	($503)	($476)	($409)	($337)

CURRENT STREET EBITDA PROJECTIONS VS. PRE-Q4 EBITDA PROJECTIONS

$ in millions		2023	2024	2025	2026	2027	2028	2029	2030	2031
Jefferies	Pre-Q4 EBITDA Projections	$43	$93	$137	$128	$207	$402	$451	$440	$418
	Current EBITDA Projections	($24)	$20	$18	$67	$112	$152	$195	$251	$0
	Delta	($67)	($73)	($119)	($61)	($96)	($250)	($256)	($190)	($418)
BTIG	Pre-Q4 EBITDA Projections	($7)	$182	$236	$517	$572	$816	$932	$942	$1,020
	Current EBITDA Projections	($46)	($24)	$104	$197	$313	$440	$526	$566	$604
	Delta	($39)	($206)	($132)	($320)	($259)	($376)	($406)	($377)	($417)
HCW H.C.WAINWRIGHT&CO.	Pre-Q4 EBITDA Projections	$96	$198	$234	$346	$485	$645	$765	$835	$762
	Current EBITDA Projections	($43)	$45	$22	$89	$89	$168	$295	$430	$564
	Delta	($139)	($153)	($212)	($257)	($396)	($477)	($470)	($405)	($198)

Source Wall Street Research

E. Selected Publicly Traded Companies Financial Detail

Selected Publicly Traded Companies Financial Detail
Financial Summary

($ in millions, except per share data)	Revenue					CAGR	EBITDA		
Company Name	2021A	2022A	2023E	2024E	2025E	('21-'25)	2021A	2022A	2023E
SIGA	$134	$111	$175	$181	$181	7.9%	$90	$44	$97
Emergent	1,793	1,121	1,017	966	869	(16.6%)	515	26	53
Heron	86	108	130	174	213	25.3%	(213)	(191)	(110)
Xeris	50	110	149	184	225	45.9%	(113)	(82)	(44)
Median	**$110**	**$111**	**$162**	**$182**	**$219**	**16.6%**	**($12)**	**($28)**	**$5**
Mean	**$516**	**$362**	**$368**	**$376**	**$372**	**15.6%**	**$70**	**($51)**	**($1)**
Pinto (Street Consensus) [1]	$130	$160	$155	$221	$249	17.6%	($41)	($33)	($38)
Pinto (Long-Range Plan)	$130	$160	$160	$195	$231	15.4%	($41)	($33)	($32)

Source Pinto May 2023 LRP (received 5/22/2023) Wall Street Research, Capital IQ as of 6/2/2023
Note Pinto management estimates adjusted to exclude BARDA procurement revenue of $39 9mm in 2024E
1 Mean of BTIG, Jefferies, and HCW (analyst forecasts provided by Pinto management)

Selected Publicly Traded Companies Financial Detail

Selected Publicly Traded Anti-Infective Companies (For Reference Only)

($ in millions, except per share data) Company Name	Share Price as of 6/2/2023	% of 52 Wk High	Market Cap.	Total Debt	Total Cash	Enterprise Value	EV / Revenue 2022A	EV / Revenue 2023E	EV / Revenue 2024E	EV / Revenue 2025E	CAGR ('21-'25)
AcelRx	$1.03	13.6%	$11	$3	$13	$1	0.7x	3.6x	0.2x	0.1x	59.0%
Cidara	1.31	62.4%	118	1	48	71	1.1x	0.9x	4.2x	1.5x	(1.8%)
Contrafect	1.39	0.4%	5	3	14	(6)	NM	NM	NM	NM	NM
Cormedix	5.14	64.0%	233	1	56	178	NM	NM	7.3x	3.3x	311.6%
Iterum	1.21	17.2%	15	30	52	(6)	NM	NM	NM	NM	NM
Nabriva	1.46	17.3%	5	1	2	3	NM	NM	NM	NM	(100.0%)
Scynexis	2.49	64.9%	91	49	55	85	16.7x	0.8x	0.7x	0.5x	89.2%
Spero	1.82	57.2%	96	6	96	6	0.1x	0.2x	0.1x	0.1x	20.8%
Median		**37.3%**	**$53**	**$3**	**$50**	**$5**	**0.9x**	**0.9x**	**0.7x**	**0.5x**	**39.9%**
Mean		**37.1%**	**$72**	**$12**	**$42**	**$42**	**4.6x**	**1.4x**	**2.5x**	**1.1x**	**63.1%**

Source Company filings, Capital IQ as of 6/2/2023

F. Additional Detail on Pinto May 2023 LRP

Additional Detail on Pinto May 2023 LRP

May 2023 LRP: Overview of Planned Headcount Reduction by Function through 2023

Functional Area	YE 2022 Headcount	Mar. 23 LRP	May 23 LRP	Reduction vs. YE 22[1] #	Reduction vs. YE 22[1] %
Executive	3	3	1	2	66.7%
Finance	14	11	10	4	28.6%
IT	5	4	4	1	20.0%
HR	6	4	3	3	50.0%
BD	1	1	1	-	-
Legal	8	7	4	4	50.0%
Total G&A	**37**	**30**	**23**	**14**	37.8%
Commercial (non-field)	25	20	15	10	40.0%
Commercial (field)	161	118	119	42	26.1%
Med Affairs	23	21	17	6	26.1%
Total S&M	**209**	**159**	**151**	**58**	27.8%
Total SG&A	**246**	**189**	**167**	**72**	29.3%
R&D Mgmt	1	1	1	-	-
Regulatory	10	8	7	3	30.0%
Tech Ops/ Mfg	12	8	5	7	58.3%
Clinical	11	7	8	3	27.3%
Total R&D	**34**	**24**	**21**	**13**	38.2%
Total Company	**280**	**213**	**188**	**85**	30.4%


G&A
37
(38%)
23
YE 2022
May 23 LRP

- Reduction in support staff / non-critical auxiliary roles, with largest reductions in Finance and HR functions


S&M
209
(28%)
151
YE 2022
May 23 LRP

- Sales and marketing reductions downsized to support lower long-term revenue base
- Reduction in less efficient sales territories; prioritizing investment in community over hospital
- ~28% reduction in headcount


R&D
34
(38%)
21
YE 2022
May 23 LRP

- R&D organization streamlined reflecting renewed focus on long-term commercial execution and profitability

Source: Pinto management
1: Full planned headcount reductions to take effect by 2Q 2023

Additional Detail on Pinto May 2023 LRP

May 2023 LRP: Net Working Capital Projections

MOELIS & COMPANY

SUMMARY REVENUE AND COGS DETAIL

($ in millions)	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue (excl. BARDA procurements)	*122.1*	*160.3*	*194.9*	*230.9*	*257.0*	*279.9*	*301.4*	*330.8*	*360.5*	*358.9*	*149.5*
COGS (incl. royalties)	*23.1*	*21.2*	*29.3*	*30.1*	*43.7*	*40.4*	*40.8*	*45.9*	*50.0*	*49.6*	*20.7*

NET WORKING CAPITAL PROJECTIONS (DAYS OUTSTANDING RATIOS)

	($ in millions)	2022A	2023E (1)	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
2	Accounts Receivable	($45.2)	$36.6	($7.8)	($8.2)	($5.9)	($5.2)	($4.9)	($6.6)	($6.7)	$0.4	$47.3
3	Inventories	(5.5)	(12.1)	(5.8)	(0.6)	(9.7)	2.3	(0.3)	(3.6)	(3.0)	0.3	20.8
5	Other Receivables	0.3	-	(1.0)	(1.0)	(0.7)	(0.6)	(0.6)	(0.8)	(0.8)	0.0	5.8
5	Prepaid and Other Current Assets	4.5	(6.7)	(2.2)	(2.3)	(1.7)	(1.5)	(1.4)	(1.9)	(1.9)	0.1	13.5
4	Accounts Payable	(0.1)	(1.8)	1.9	0.2	3.1	(0.8)	0.1	1.2	0.9	(0.1)	(6.7)
5	Accrued Expenses	7.8	(3.3)	10.9	1.2	18.4	(4.4)	0.6	6.9	5.6	(0.6)	(39.2)
5	Other Current Liabilities	(1.6)	0.0	0.3	0.0	0.5	(0.1)	0.0	0.2	0.2	(0.0)	(1.1)
	Total Change in Net Working Capital	**($39.9)**	**$12.8**	**($3.7)**	**($10.7)**	**$4.0**	**($10.3)**	**($6.5)**	**($4.8)**	**($5.7)**	**$0.2**	**$40.5**
	Implied % of Change in Sales	*NM*	*33.6%*	*(10.8%)*	*(29.7%)*	*15.2%*	*(44.7%)*	*(30.1%)*	*(16.2%)*	*(19.3%)*	*(9.7%)*	*(19.3%)*

COMMENTARY

1. 2023E working capital projected directly by Pinto management
   - 1Q 2023 actuals included a ~$34mm decrease in accounts receivable in due to recognition of BARDA procurement
2. Accounts receivable projected based on Days Sales Outstanding ratio; 2021 actual figure held constant through projection period
   - 2022 actual figure not utilized due to skew from BARDA procurement
3. Inventory projected based on Days Inventory held ratio; 2022 actual figure held constant through projection period
4. Accounts payable projected based on Days Payable Outstanding ratio; 2022 actual figure held constant through projection period
5. Other net working capital line items projected as percentage of revenue and cost of goods sold based on 2022 actual percentages

Source Pinto May 2023 LRP (received on 5/22/2023)

Additional Detail on Pinto May 2023 LRP

May 2023 LRP: Federal Tax Credit and NOL Utilization Schedule

MOELIS & COMPANY

	($ in millions)	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 **Federal R&D Tax Credits[1]** *~$13mm as of 12/31/22*	**Pretax Income**	($63.5)	($43.2)	$38.2	$20.4	$70.9	$71.2	$85.0	$109.7	$130.8	$132.3	$59.8
	Max Usable Federal Credit (21%)	-	-	8.0	4.3	14.9	15.0	17.8	23.0	27.5	27.8	12.6
	Beginning Balance		13.0	12.4	3.9	-	-	-	-	-	-	-
	(-) Expired		(0.6)	(0.5)	(0.1)	-	-	-	-	-	-	-
	(+/-) Added / Utilized		-	(8.0)	(3.8)	-	-	-	-	-	-	-
	Ending Balance	13.0	12.4	3.9	-	-	-	-	-	-	-	-
	Memo: Implied Pretax Income Offset	-	-	(38.2)	(18.3)	-	-	-	-	-	-	-
2 **Federal Net Operating Losses Post-2017** *~$310mm as of 12/31/22*	**Pretax Income Available for Post-2018 NOLs**	($63.5)	($43.2)	-	$2.1	$70.9	$71.2	$85.0	$109.7	$130.8	$132.3	$59.8
	80% Limited	(50.8)	(34.6)	-	1.7	56.7	57.0	68.0	87.8	104.7	105.8	47.8
	Beginning Balance		310.1	353.3	353.3	351.7	294.9	237.9	170.0	82.2	-	-
	(-) Expired		-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized		43.2	-	(1.7)	(56.7)	(57.0)	(68.0)	(87.8)	(82.2)	-	-
	Ending Balance	310.1	353.3	353.3	351.7	294.9	237.9	170.0	82.2	-	-	-
Federal Net Operating Losses Pre-2018 *~$153mm as of 12/31/22*	**Remaining Available for Pre-2018 NOLs**	($63.5)	-	-	$0.4	$14.2	$14.2	$17.0	$21.9	$48.7	$132.3	$59.8
	Not Limited	(63.5)	-	-	0.4	14.2	14.2	17.0	21.9	48.7	132.3	59.8
	Beginning Balance		152.7	152.7	152.7	152.3	138.1	123.8	106.8	84.9	36.2	-
	(-) Expired		-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized		-	-	(0.4)	(14.2)	(14.2)	(17.0)	(21.9)	(48.7)	(36.2)	-
	Ending Balance	152.7	152.7	152.7	152.3	138.1	123.8	106.8	84.9	36.2	-	-
Total Federal Tax Credits and NOLS	**Cash Flow - Federal Tax Credits**	-	-	8.0	3.8	-	-	-	-	-	-	-
	Cash Flow - Federal NOLs	-	-	-	0.4	14.9	15.0	17.8	23.0	27.5	7.6	-
	Memo: Implied Total Pretax Income Offset	-	-	38.2	20.4	70.9	71.2	85.0	109.7	130.8	36.2	-
	Implied % Offset	-	-	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	27.4%	-

1. Federal R&D tax credits based on management-estimated federal tax rate of 21.0%
   - 12/31/2022 balance of ~$13.0mm per public filings
2. Federal Net Operating Losses of ~$581mm per filings
   - Federal NOLs generated after 2017 use limited to 80% of pretax income annually
   - Federal NOLs generated prior to the start of 2018 not limited to pretax income threshold
   - NOL balance reflects Section 382 analysis performed by EY in 2016 following reverse merger with Transcept; total limitation of ~$113mm of pre-2018 NOLs[2]

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023); expiration schedules, rates and assumptions per Pinto management

1 Includes Orphan Tax Credits of $1,088,284

2 Reflects useable amount per Section 382 analysis performed by EY in 2016 and reaffirmed in 2022; reflects ownership changes from 2014 reverse merger transaction with Transcept Pharmaceuticals and resulting limitation of ~$110mm NOLs generated prior to the merger; federal NOL balance per public filings of $581mm along with corresponding valuation allowance as advised by EY

Additional Detail on Pinto May 2023 LRP
May 2023 LRP: State Tax Credit and NOL Utilization Schedule

MOELIS & COMPANY

	($ in millions)	2022A	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
1 **State R&D Tax Credits** *~$1mm as of 12/31/22*	**Pretax Income**		**($43.2)**	**$38.2**	**$20.4**	**$70.9**	**$71.2**	**$85.0**	**$109.7**	**$130.8**	**$132.3**	**$59.8**
	Max Usable State Credit (6.5%)		**-**	**2.5**	**1.3**	**4.6**	**4.6**	**5.5**	**7.1**	**8.5**	**8.6**	**3.9**
	Beginning Balance		**1.4**	**1.4**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
	(-) Expired		-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized		-	(1.4)	-	-	-	-	-	-	-	-
	Ending Balance	**1.4**	**1.4**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
	Memo: Implied EBIT Offset		*-*	*(21.0)*	*-*	*-*	*-*	*-*	*-*	*-*	*-*	*-*
2 **State Net Operating Losses** *~$423mm as of 12/31/22*	**Pretax Income Available for State NOLs**		**($43.2)**	**$17.2**	**$20.4**	**$70.9**	**$71.2**	**$85.0**	**$109.7**	**$130.8**	**$132.3**	**$59.8**
	Not Limited		*(43.2)*	*17.2*	*20.4*	*70.9*	*71.2*	*85.0*	*109.7*	*130.8*	*132.3*	*59.8*
	Beginning Balance		**423.0**	**466.2**	**449.0**	**428.7**	**357.7**	**286.5**	**201.5**	**91.8**	**-**	**-**
	(-) Expired		-	-	-	-	-	-	-	-	-	-
	(+/-) Added / Utilized		43.2	(17.2)	(20.4)	(70.9)	(71.2)	(85.0)	(109.7)	(91.8)	-	-
	Ending Balance	**423.0**	**466.2**	**449.0**	**428.7**	**357.7**	**286.5**	**201.5**	**91.8**	**-**	**-**	**-**
Total State Tax Credits and NOLS	**Cash Flow - State Tax Credits**		**-**	**1.4**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
	Cash Flow - State NOLs		**-**	**1.1**	**1.3**	**4.6**	**4.6**	**5.5**	**7.1**	**5.9**	**-**	**-**
	Memo: Implied Total Pretax Income Offset		*-*	*38.2*	*20.4*	*70.9*	*71.2*	*85.0*	*109.7*	*91.8*	*-*	*-*
	Implied % Offset		*-*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*70.1%*	*-*	*-*
Grand Total	**Total Cash Flow Federal & State Tax Credits**		**-**	**9.4**	**3.8**	**-**	**-**	**-**	**-**	**-**	**-**	**-**
	Total Cash Flow Federal & State NOLs		**-**	**1.1**	**1.8**	**19.5**	**19.6**	**23.4**	**30.2**	**33.4**	**7.6**	**-**

1. State R&D tax credits based on management-estimated blended state tax rate of ~6.5% across states of business
   - 12/31/2022 balance of ~$1.4mm per public filings
2. State net operating losses not limited by pretax income threshold and cash savings calculated with blended state tax rate
   - 12/31/2022 balance of ~$423.0mm per public filings

Source Company filings, Pinto May 2023 LRP (received on 5/22/2023)

G. Additional Reference Material

Additional Reference Material

Financing Share Issuance Sensitivity Analysis

Illustrative Pinto Share Price (Pre-Issuance Discount)	$2.20	$2.00	$1.80	At Market	$1.60	$1.40
Implied Issuance Price at 30% Discount	**$1.54**	**$1.40**	**$1.26**	**$1.25**	**$1.12**	**$0.98**
Implied Issuance Price Discount to Current 30-Day VWAP of $1.79 (as of 6/2/2023)	*14%*	*22%*	*29%*	*30%*	*37%*	*45%*
Current Pinto Shares Outstanding [1]	61.536	61.536	61.536	61.536	61.536	61.536
Shares Issued in $30mm Equity Financing (at 30% Discount)	19.481	21.429	23.810	23.992	26.786	30.612
ATM Shares Issued (at Illustrative Undiscounted Pinto Share Price)	10.588	11.646	12.940	13.040	14.558	16.638
Pro Forma Shares Outstanding	**91.604**	**94.611**	**98.286**	**98.286**	**102.880**	**108.786**
Warrants Issued (at 100% Warrant Coverage)	*19.481*	*21.429*	*23.810*	*23.992*	*26.786*	*30.612*
Warrant Strike Price (at 15% Premium to Undiscounted Share Price)	*$2.53*	*$2.30*	*$2.07*	*$2.05*	*$1.84*	*$1.61*
DCF-implied Share Price Range	**$0.92 - $1.58**	**$0.89 - $1.53**	**$0.80 - $1.42**	**$0.80 - $1.41**	**$0.84 - $1.43**	**$0.80 - $1.35**

Pro forma shares outstanding and DCF-implied share prices not impacted by assumed warrant coverage (issued warrants are out-of-the-money at all illustrative pre-issuance share prices and DCF-implied share prices)

Source: Company filings, Pinto May 2023 LRP (received on 5/22/2023); Capital IQ as of 6/2/2023
Note: Analysis assumes mid-year discounting and valuation date of 3/31/2023; WACC range of 12 75%-15 25% and a TVGR range of (60 0%)-(20 0%) Assumes adjusted-A&E capital structure Share count information as of 6/2/203 (per Pinto management)
1 Includes 57 265mm basic shares outstanding, 4 253 RSUs / PSUs, and ~381 dilutive shares from ITM options
2 Pro forma shares outstanding based on DCF-implied share prices; shares outstanding are equivalent across the high and low DCF-implied share prices (newly issued warrants, newly issued 2026 convertible note, and existing Pinto 2024 convertible note; warrants are out-of-the-money across all implied share prices)

Additional Reference Material

Biotech Premiums Paid (For Reference Only)

MOELIS & COMPANY

UNAFFECTED PREMIUMS – PRIOR BIOTECH TRANSACTIONS

Spec Pharma Transactions

	Unaffected Premiums	Premium to 30-day VWAP
All Transactions Average:	87%	88%
All Transactions Median:	78%	76%
Spec Pharma Average:	52%	55%
Spec Pharma Median:	48%	59%


13%
68%
30%
204% 1
23%
79%
76%
47%
80%
100%
79%
54%
50%
39%
336%
122%
116%
102% 3
37%
49%
43%
78%
50% 4
32%
111%
107%
107%
84%
121%
16%
273%
104%
94%
64% 5
89%
43%

	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18
Target	[illegible]	Constellation	[illegible]	Trillium	sobi	Kadmon	[illegible]	flexion	Dicerna	ARENA	ZOGENIX	biodelivery	antares	SIERRA	[illegible]	Turning Point	[illegible]	GBT
Acq.	xeris	morphosys	sanofi	Pfizer	[illegible]	sanofi	Supernus	PACIRA	[illegible]	Pfizer	ucb	Collegium	Halozyme	GSK	REGENERON	Bristol Myers Squibb	AMGEN	Pfizer
Date	May-21	Jun-21	Aug-21	Aug-21	Sep-21	Sep-21	Oct-21	Oct-21	Nov-21	Dec-21	Jan-22	Feb-22	Apr-22	Apr-22	Apr-22	Jun-22	Aug-22	Aug-22
TV (bn)	$0.1	$1.3	$2.6	$1.9	$9.4[2]	$1.8	$0.5	$0.6	$2.7	$6.0	$1.4	$0.5	$1.0	$1.7	$0.2	$3.1	$3.6	$5.4
Prem. to 30-day VWAP	11%	62%	37%	118%	33%	96%	71%	38%	79%	76%	85%	65%	42%	66%	237%	145%	112%	61%

	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33	34	35	36
Target	aerie	forma	AVEO	Akouos	Myovant	Oyster Point	opiant	[illegible]	Amryt	Albireo	CINCOR	CoNCERT	provention	Bellus	Spectrum	IVERIC BIO	CTI	VectivBio
Acq.	Alcon	[illegible]	LG Chem	Lilly	[illegible]	VIATRIS	INDIVIOR	MERCK	Chiesi	IPSEN	AstraZeneca	SUN Pharma	sanofi	GSK	Assertio	Astellas	sobi	Ironwood
Date	Aug-22	Sep-22	Oct-22	Oct-22	Oct-22	Nov-22	Nov-22	Nov-22	Jan-23	Jan-23	Jan-23	Jan-23	Mar-23	Apr-23	Apr-23	Apr-23	May-23	May-23
TV (bn)	$0.9	$0.7	$0.5	$0.3	$3.1[6]	$0.3	$0.1	$1.2	$1.1	$0.7	$0.7	$0.4	$2.7	$1.7	$0.2	$5.4	$1.7	$1.0
Prem. to 30-day VWAP	64%	98%	73%	125%	18%	53%	98%	115%	100%	100%	102%	48%	184%	101%	84%	47%	95%	62%

Source: Company filings, MergerMarket, Capital IQ

Note: All transaction values and premiums exclude CVR payments. Excludes transactions above $10bn

1 Represents 204% premium over Trillium closing price on 08/20/2021

2 Transaction withdrawn

3 Represents premium to unaffected share price as of 8/3/2022

4 Represents premium to unaffected share price as of 9/30/2022

5 Represents premium to unaffected share price as of 3/31/2023

6 Implied TEV based on purchase price and Sumitovant's existing ~52% stake in Myovant